Filed Pursuant to Rule 424(b)(3)
Registration No. 333-199110

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2014

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 1, 2014)

$

$             % Senior Notes due 2019

$             % Senior Notes due 2024

$             % Senior Notes due 2044

Albemarle Corporation (“Albemarle”) is offering $         aggregate principal amount of its         % Senior Notes due 2019 (the “2019 notes”), $         aggregate principal amount of its         % Senior Notes due 2024 (the “2024 notes”) and $         aggregate principal amount of its         % Senior Notes due 2044 (the “2044 notes” and, together with the 2019 notes and the 2024 notes, the “notes”). The 2019 notes, the 2024 notes and the 2044 notes will mature on         , 2019,         , 2024 and         , 2044, respectively. Interest on the notes will be payable semiannually in arrears on         and          of each year, beginning on          , 2015.

Pursuant to an agreement and plan of merger, dated as of July 15, 2014 (the “Merger Agreement”), by and among Albemarle, Albemarle Holdings Corporation, a wholly-owned subsidiary of Albemarle (“Holdings”), and Rockwood Holdings, Inc. (“Rockwood”), subject to the receipt of required regulatory approvals and satisfaction of customary closing conditions, Albemarle will acquire Rockwood in a merger transaction (the “Merger”). Following the consummation of the Merger, Rockwood will be a wholly-owned subsidiary of Albemarle.

We intend to use the net proceeds from this offering, together with net proceeds from additional indebtedness we intend to incur outside the United States, borrowings under the cash bridge facility (as defined herein) and borrowings under our commercial paper program and Term Loan (as defined herein) to finance the cash portion of the consideration for the Merger and pay related fees and expenses, to repay our outstanding 5.10% Senior Notes due 2015 (the “2015 notes”) and the remainder, if any, for general corporate purposes. See “Use of Proceeds.” The closing of this offering is expected to occur prior to and is not contingent on the closing of the Merger. If (i) the Merger Agreement is terminated or (ii) we do not consummate the Merger on or prior to August 15, 2015, we will be required to redeem the notes (excluding the 2024 notes) at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, to but not including the redemption date (the “Special Mandatory Redemption”). See “Description of Notes—Special Mandatory Redemption.”

We may redeem the notes in whole or in part at any time at the redemption prices described in this prospectus supplement under the heading “Description of Notes—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The notes will be our general senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes. The notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries that do not guarantee the notes. Upon issuance, the notes will be fully and unconditionally guaranteed (each a “note guarantee”) on an unsecured and unsubordinated basis by Holdings and Albemarle Holdings II Corporation (“Holdings II”). The note guarantees will be general senior unsecured obligations of each of Holdings and Holdings II and will rank equally in right of payment with all existing and future senior unsecured indebtedness and other obligations of Holdings and Holdings II, respectively (for so long as Holdings’ and Holdings II’s respective note guarantees are in place), that are not, by their terms, expressly subordinated in right of payment to the respective note guarantees. The note guarantees will be released when the Rockwood Notes (as defined herein) are repaid or otherwise discharged. See “Description of Notes—Note Guarantees.”

The notes will not be listed on any securities exchange. Currently there are no public markets for the notes and we cannot provide any assurances that an active public market for the notes will develop.

Investing in the notes involves certain risks. Please read “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 1 of the accompanying prospectus and any risk factors described in the documents we incorporate by reference for information about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds, before expenses, to Albemarle
Per 2019 note		%		%		%
Total for 2019 notes	$		$		$
Per 2024 note		%		%		%
Total for 2024 notes	$		$		$
Per 2044 note		%		%		%
Total for 2044 notes	$		$		$
Total for all notes	$		$		$

(1)	Plus accrued interest, if any, from , 2014, if settlement occurs after that date.

The underwriters expect to deliver the notes on or about              , 2014 through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated              , 2014

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein or therein as described under “Where You Can Find More Information” in the accompanying prospectus or any free writing prospectus that we prepare and distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the

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reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or in any related free writing prospectus is accurate as of any date other than the date on the front of the applicable document. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of the accompanying prospectus entitled “Where You Can Find More Information.”

The registration statement that contains the accompanying prospectus (including the exhibits filed with and incorporated by reference in the registration statement) contains additional information about us and the notes offered under this prospectus supplement. That registration statement can be read at the SEC’s website or at the SEC’s Public Reference Room mentioned under the section of the accompanying prospectus entitled “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus, (i) the terms “Albemarle,” the “Company,” “we,” “our” or “us” refer to Albemarle Corporation and its consolidated subsidiaries and (ii) “Rockwood” refers to Rockwood Holdings, Inc. and its consolidated subsidiaries.

Unless specifically indicated, the information presented in this prospectus supplement does not give effect to the proposed Merger, which we currently expect to close in the first quarter of 2015.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any document incorporated by reference and any related free writing prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical or current facts, including with respect to any forward-looking statements regarding the Merger Agreement pursuant to which our wholly-owned subsidiary, Holdings, will merge with and into Rockwood and Rockwood will become our wholly-owned subsidiary, the anticipated consequences and benefits of the Merger, the combined businesses of Albemarle and Rockwood and the targeted completion date for the Merger.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning or the negative thereof. Such statements are based on the current reasonable expectations and assessments of management, but involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation:

•	changes in economic and business conditions;

•	changes in financial and operating performance of our major customers and industries and markets served by us;

•	the timing of orders received from customers;

•	the gain or loss of significant customers;

•	competition from other manufacturers;

•	changes in the demand for our products or the end-user markets in which our products are sold;

•	limitations or prohibitions on the manufacture and sale of our products;

•	availability of raw materials;

•	changes in the cost of raw materials and energy, and our ability to pass through such increases;

•	changes in our markets in general;

•	fluctuations in foreign currencies;

•	changes in laws and government regulation impacting our operations or our products;

•	the occurrence of claims or litigation;

•	the occurrence of natural disasters;

•	hazards associated with chemicals manufacturing;

•	the inability to maintain current levels of product or premises liability insurance or the denial of such coverage;

•	political unrest affecting the global economy, including adverse effects from terrorism or hostilities;

•	political instability affecting our manufacturing operations or joint ventures;

•	changes in accounting standards;

•	the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs;

•	changes in the jurisdictional mix of our earnings and changes in tax laws and rates;

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•	changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations;

•	volatility and uncertainties in the debt and equity markets;

•	technology or intellectual property infringement, including cyber security breaches, and other innovation risks;

•	decisions we may make in the future;

•	the other factors detailed from time to time in the reports we file with the SEC;

•	the receipt and timing of necessary regulatory approvals for the Merger;

•	the ability to complete and to finance the Merger; and

•	the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies.

In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in our SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) which is incorporated herein by reference. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement in the case of forward-looking statements contained in this prospectus supplement, the date of the accompanying prospectus in the case of forward-looking statements made in the accompanying prospectus or the dates of the documents incorporated by reference into this prospectus supplement in the case of forward-looking statements made in those incorporated documents. We expressly disclaim any obligation or undertaking, other than as may be required by the federal securities laws, to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before buying the notes in this offering. You should read carefully this entire prospectus supplement and the accompanying prospectus, including in particular the section entitled “Risk Factors” of this prospectus supplement and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.

Company Overview

We are a leading global developer, manufacturer and marketer of highly engineered specialty chemicals that meet customer needs across an exceptionally diverse range of end markets, including the petroleum refining, consumer electronics, plastics/packaging, construction, automotive, lubricants, pharmaceuticals, crop protection, food safety and custom chemistry services markets. We are committed to global sustainability and are advancing responsible eco-practices and solutions. We believe that our commercial and geographic diversity, technical expertise, innovative capability, flexible low-cost global manufacturing base, experienced management team and strategic focus on our core base technologies will enable us to maintain leading market positions in those areas of the specialty chemical industry in which we operate.

We and our joint ventures currently operate 49 facilities, encompassing production, research and development facilities and administrative and sales offices in North and South America, Europe, the Middle East, Asia, Africa and Australia. We serve approximately 2,700 customers in approximately 100 countries.

The Company was incorporated in Virginia in 1993. Our principal executive offices are located at 451 Florida Street, Baton Rouge, Louisiana 70801 and our telephone number is (225) 388-8011. We maintain a website at http://www.albemarle.com. The information on our website is not incorporated by reference herein.

Rockwood Overview

Rockwood is a leading global developer, manufacturer and marketer of technologically-advanced and high value-added specialty chemicals used for industrial and commercial purposes. Rockwood is a leading integrated and low-cost global producer of lithium and lithium compounds for use in things such as lithium ion batteries for hybrid and electric vehicles and electronic devices, as well as pharmaceutical applications, among other things, and is also the second largest global producer of surface treatment products and services for metal processing, including for use in the automotive and aerospace industries. Rockwood employs approximately 3,500 people and serves customers in more than 60 countries.

Rockwood was incorporated in Delaware in September 2000. Rockwood’s principal executive offices are located at 100 Overlook Center, Princeton, New Jersey 08540, and its telephone number at that address is (609) 514-0300. Rockwood’s website is http://www.rocksp.com. The information contained on Rockwood’s website is not incorporated by reference herein.

Holdings and Holdings II Overview

Holdings, a Delaware corporation and a wholly-owned subsidiary of Albemarle, was formed on July 11, 2014, in connection with the Merger. Holdings II, which is also a Delaware corporation and an indirect wholly-owned subsidiary of Albemarle, was formed on September 10, 2014 in connection with the Merger. To date, neither Holdings nor Holdings II has conducted any activities other than those in connection with its respective formation and in connection with the transactions contemplated by the Merger Agreement. Holdings’ and Holdings II’s principal executive offices are located at 451 Florida Street, Baton Rouge, Louisiana 70801, and the telephone number at that address is (225) 388-8011.

The Merger and Related Transactions

On July 15, 2014, Albemarle, Holdings and Rockwood entered into the Merger Agreement pursuant to which Holdings will merge with and into Rockwood, with Rockwood as the surviving corporation. The Merger is subject to the terms and conditions set out in the Merger Agreement. Following the completion of the Merger, Rockwood will be our wholly-owned subsidiary and Rockwood common stock will no longer be publicly traded.

In the Merger, each outstanding share of Rockwood common stock (other than shares owned, directly or indirectly, by us, Holdings or Rockwood and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive the following:

•	$50.65 in cash, without interest; and

•	0.4803 of a share of our common stock.

The Merger is subject to shareholder and regulatory approvals and other customary closing conditions and is currently expected to close in the first quarter of 2015. The closing of this offering is not contingent upon the completion of the Merger.

We intend to finance the cash consideration for the Merger from the net proceeds of this offering, net proceeds from additional indebtedness we intend to incur outside the United States (the “Non-U.S. Debt Financing”), borrowings of up to $1.15 billion under the cash bridge facility which will mature 60 days following the completion of the Merger, borrowings under our commercial paper program and borrowings of $1.0 billion under the Term Loan which matures 364 days after completion of the Merger. See “Description of Merger Financing—Cash Bridge Facility.” We intend to repay our 2015 notes using a portion of the proceeds of this offering. We intend to repay borrowings under the cash bridge facility and the Term Loan with cash on hand of Rockwood and Albemarle.

We also intend to guarantee the $1.25 billion aggregate principal amount of 4.625% Senior Notes due 2020 (the “Rockwood Notes”) issued by Rockwood’s wholly-owned subsidiary Rockwood Specialties Group, Inc. (“RSGI”) and guaranteed by Rockwood, which we expect will cause the Rockwood Notes to achieve an investment grade rating. See “Risk Factors—Risks Related to the Combined Company—If the Rockwood Notes are not rated investment grade following the Merger, the issuer of the Rockwood Notes and its restricted subsidiaries will be subject to the restrictive covenants in the indenture governing the Rockwood Notes and the Rockwood subsidiary guarantees will remain in effect.” Following the Merger, within five business days of the Rockwood Notes achieving an investment grade rating or when such merger would not create a default under the indenture governing the Rockwood Notes, whichever is sooner, we intend to merge Holdings II with and into RSGI, with RSGI as the surviving company.

We refer to this offering, the Merger, the Non-U.S. Debt Financing, the borrowings under our commercial paper program and Term Loan, the borrowings under our cash bridge facility pending the receipt of certain cash distributions from Rockwood and the repayment of that facility within 60 days upon the receipt of such distributions, the merger of Holdings II with and into RSGI, and the repayment of the 2015 notes collectively, as the “Transactions.”

Recent Developments

On November 14, 2014, the shareholders of Albemarle approved the issuance of shares of Albemarle common stock to holders of Rockwood common stock pursuant to the Merger Agreement. The shareholders of Rockwood approved the adoption of the Merger Agreement on the same day. Pursuant to the Merger Agreement, we plan to close the Merger within two business days of receipt of the final regulatory approval.

Albemarle Summary Consolidated Financial Data

The following tables present our summary consolidated financial data. The summary consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes thereto and the related “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2013 Form 10-K and our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, June 30 and September 30, 2014 (in the case of the 2013 Form 10-K and the Quarterly Report on Form 10-Q for the three-month period ended March 31, 2014, as amended by our Current Reports on Form 8-K filed with the SEC on August 8, 2014), each of which is incorporated by reference herein. The consolidated results of operations data for the years ended December 31, 2013, 2012 and 2011 and the consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from our audited consolidated financial statements, which are incorporated by reference herein. The unaudited results of operations data for the nine-month periods ended September 30, 2014 and 2013 and the unaudited balance sheet data as of September 30, 2014 are derived from our Quarterly Report on Form 10-Q for the three-month period ended September 30, 2014, have been prepared on a basis consistent with our audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of our results of operations, financial position and cash flows for the periods presented. Our interim unaudited results of operations are not necessarily indicative of results that may be expected for any other interim period or for the full year.

(in thousands, except for per share amounts and footnote data)	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
Results of Operations
Net sales	$1,846,982	$1,754,635	$2,394,270	$2,519,154	$2,651,667
Costs and expenses	1,552,346	1,405,070	1,817,595	2,119,371	2,131,919

Operating profit	294,636	349,565	576,675	399,783	519,748
Interest and financing expenses	(26,255)	(22,335)	(31,559)	(32,800)	(37,574)
Other (expenses) income, net	(6,454)	(6,147)	(6,674)	1,229	357

Income from continuing operations before income taxes and equity in net income of unconsolidated investments	261,927	321,083	538,442	368,212	482,531
Income tax expense	46,700	72,897	134,445	80,433	104,471

Net income from continuing operations before equity in net income of unconsolidated investments	215,227	248,186	403,997	287,779	378,060
Equity in net income of unconsolidated investments (net of tax)	28,200	25,308	31,729	38,067	43,754

Income from continuing operations	243,427	273,494	435,726	325,846	421,814
Income (loss) from discontinued operations (net of tax)	(68,473)	4,994	4,108	4,281	(1,617)

Net income	174,954	278,488	439,834	330,127	420,197

Net income attributable to noncontrolling interests	(23,130)	(21,250)	(26,663)	(18,591)	(28,083)

Net income attributable to Albemarle Corporation	$151,824	$257,238	$413,171	$311,536	$392,114

(in thousands, except for per share amounts and footnote data)	As of September 30,	As of December 31,
	2014	2013	2012
Financial Position and Other Data
Total assets	$3,393,466	$3,584,797	$3,437,291
Operations:
Working capital	695,597	1,046,552	1,022,304
Current ratio	1.86	3.40	3.66
Depreciation and amortization	78,344	107,370	99,020
Capital expenditures	76,682	155,346	280,873
Investments in joint ventures	—	—	—
Acquisitions, net of cash acquired	—	2,565	3,360
Research and development expenses	66,916	82,246	78,919
Gross profit as a % of net sales	32.9	35.5	35.7
Total long-term debt	1,052,375	1,078,864	699,288
Total equity(1)	$1,587,271	$1,742,776	$1,932,008
Total long-term debt as a % of total capitalization	39.9	38.2	26.6
Net debt as a % of total capitalization(1)(2)	19.9	25.2	9.6

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
Common Stock
Basic earnings (loss) per share:
Continuing operations	$2.79	$2.98	$4.88	$3.44	$4.35
Discontinued operations	(0.87)	0.06	0.05	0.05	(0.02)
Shares used to compute basic earnings per share	78,880	84,711	83,839	89,189	90,522
Diluted earnings (loss) per share:
Continuing operations	2.78	2.96	4.85	3.42	4.30
Discontinued operations	(0.87)	0.06	0.05	0.05	(0.02)
Shares used to compute diluted earnings per share	79,287	85,192	84,322	89,884	91,522
Cash dividends declared per share of common stock	0.83	0.72	0.96	0.80	0.67
Total equity per share(1)	$20.28	$19.38	$21.77	$21.73	$18.90
Return on average total equity	9.1%	14.7%	22.5%	17.3%	24.9%

(1)	Equity reflects the repurchase of common shares amounting to: 2013–9,198,056; 2012–1,092,767 and 2011–3,000,000.
(2)	We define net debt as total debt plus the portion of outstanding joint venture indebtedness guaranteed by us (or less the portion of outstanding joint venture indebtedness consolidated but not guaranteed by us), less cash and cash equivalents.

Rockwood Summary Consolidated Financial Data

The following tables present the summary consolidated financial data of Rockwood. The summary consolidated financial data should be read in conjunction with Rockwood’s consolidated financial statements and the related notes thereto incorporated by reference from our amended Current Report on Form 8-K filed with the SEC on October 1, 2014 and our Current Report on Form 8-K filed with the SEC on November 7, 2014. The consolidated results of operations data for the years ended December 31, 2013, 2012 and 2011 and the consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from Rockwood’s audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The unaudited statement of operations data for the nine months ended September 30, 2014 and 2013 and the unaudited balance sheet data as of September 30, 2014 are derived from the unaudited condensed consolidated financial statements of Rockwood incorporated by reference from our Current Report on Form 8-K filed with the SEC on November 7, 2014.

All periods presented have been reclassified to account for the sale of Rockwood’s plastic compounding business in 2011, the sale of Rockwood’s Advanced Ceramics and Clay-based Additives businesses in 2013, and the sale of Rockwood’s TiO2 Pigments and Other Businesses that closed on October 1, 2014 as discontinued operations. In addition, all prior periods presented have been reclassified to account for the impact of the accounting records that were falsified at a single location within the Color Pigments and Services business of Rockwood’s former Performance Additives segment. For the years ended December 31, 2012 and 2011, net income and earnings per share on a diluted basis were reduced by $4.3 million ($0.05 per share) and $11.9 million ($0.15 per share), respectively. See Note 20 to Rockwood’s consolidated financial statements, incorporated herein by reference to Exhibit 99.2 to our Current Report on Form 8-K/A filed on October 1, 2014 and Note 19 to Rockwood’s condensed consolidated financial statements, incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on November 7, 2014. The effect of these adjustments was a cumulative reduction in total equity of $34.0 million as of December 31, 2012. See Note 20 “Immaterial Corrections” in Rockwood’s consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2012, incorporated by reference herein, for further details. Rockwood’s interim unaudited results of operations are not necessarily indicative of results that may be expected for any other interim period or for the full year.

	Nine Months Ended September 30,		Year Ended December 31,
($ in millions, except per share data; shares in thousands)	2014	2013	2013	2012	2011
Statement of operations data:
Net sales	$1,073.1	$1,030.8	$1,377.8	$1,323.8	$1,354.1
Gross profit	487.8	463.3	618.0	586.7	581.3
Operating income	155.3	166.5	210.6	194.9	181.8
Amounts attributable to Rockwood Holdings, Inc. shareholders:
Income from continuing operations	$110.2	$40.6	$55.4	$232.9	$70.2
Income from discontinued operations	1.6	1,119.5	1,604.5	146.3	329.2

Net income attributable to Rockwood Holdings, Inc. shareholders	$111.8	$1,160.1	$1,659.9	$379.2	$399.4

Basic earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$1.52	$0.53	$0.73	$3.00	$0.92
Earnings from discontinued operations	0.02	14.61	21.17	1.88	4.30

Basic earnings per share	$1.54	$15.14	$21.90	$4.88	$5.22

	Nine Months Ended September 30,		Year Ended December 31,
($ in millions, except per share data; shares in thousands)	2014	2013	2013	2012	2011
Diluted earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$1.50	$0.52	$0.72	$2.91	$0.88
Earnings from discontinued operations	0.02	14.30	20.73	1.83	4.12

Diluted earnings per share	$1.52	$14.82	$21.45	$4.74	$5.00

Dividends declared per share of common stock	$1.35	$1.25	$1.70	$1.05	$—
Other data:
Capital expenditures(1)	$134.4	$128.7	$172.3	$140.8	$112.0

	As of September 30,	As of December 31,
($ in millions)	2014	2013	2012
Balance sheet data:
Cash and cash equivalents	$710.0	$1,522.8	$1,266.1
Property, plant and equipment, net	871.1	842.8	719.6
Total assets	5,081.9	5,532.3	6,013.6
Total long-term debt, including current portion	1,288.3	1,295.4	2,219.8
Total equity	2,646.3	3,049.2	1,875.7

(1)	Net of government grants of $2.2 million, $9.4 million and $16.0 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Summary Unaudited Pro Forma Condensed Consolidated Financial Information

The following summary unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger. The summary unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of Albemarle and Rockwood as of September 30, 2014 and has been prepared to reflect the Merger as if it occurred on September 30, 2014. The summary unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 combines the historical results of operations of Albemarle and Rockwood, giving effect to the Merger as if it occurred on January 1, 2013.

These summary unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Merger been completed on the assumed date or for the periods presented, or which may be realized in the future. A final determination of the fair value of Rockwood’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Rockwood that exist as of the date of completion of the Merger and, therefore, cannot be made prior to that date. Additionally, the value of the portion of the Merger consideration to be paid in shares of Albemarle common stock will be determined based on the trading price of Albemarle common stock at the time of the completion of the Merger. Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements.

The summary unaudited pro forma condensed combined financial statements should be read in conjunction with: (1) the more detailed unaudited pro forma condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus supplement under the caption “Unaudited Pro Forma Condensed Consolidated Financial Statements,” (2) Albemarle’s audited consolidated financial statements and related notes thereto contained in its Current Report on Form 8-K which was filed on August 8, 2014, to recast certain portions of Albemarle’s Annual Report on Form 10-K for the year ended December 31, 2013 to reflect the antioxidant, ibuprofen and propofol businesses and assets as discontinued operations and to reflect a change in reportable segments which became effective on January 1, 2014, and Albemarle’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, and (3) Rockwood’s audited consolidated financial statements and related notes thereto incorporated by reference from our amended Current Report on Form 8-K filed with the SEC on October 1, 2014 and our Current Report on Form 8-K/A filed with the SEC on November 7, 2014. See “Where You Can Find Additional Information” in the accompanying prospectus and “Risk Factors.”

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
	($ in millions, except per share data)
Net sales	$2,920.1	$3,772.1
Operating income	405.5	715.7
Net income from continuing operations	316.2	425.5
Earnings per share, Basic	2.79	3.54
Earnings per share, Diluted	2.76	3.51

		As of September 30, 2014
		($ in millions)
Total current assets		$1,710.1
Property, plant and equipment, net		2,785.1
Goodwill		3,031.8
Total assets		10,424.0
Long-term debt, including current portion		3,931.3
Total equity		3,544.4

Summary of the Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes and the guarantees, see the discussion under the caption “Description of Notes” in this prospectus supplement.

Issuer	Albemarle Corporation.

Note Guarantors	Albemarle Holdings Corporation and Albemarle Holdings II Corporation.

Securities Offered	•	$ aggregate principal amount of % Senior Notes due 2019;

•	$ aggregate principal amount of % Senior Notes due 2024; and

•	$ aggregate principal amount of % Senior Notes due 2044.

The 2019 notes, 2024 notes and 2044 notes are collectively referred to in this prospectus supplement as the “notes.”

Maturity Date	The 2019 notes, 2024 notes and 2044 notes will mature on , 2019, , 2024 and , 2044, respectively.

Interest Rate	Interest on the 2019 notes, 2024 notes and 2044 notes will accrue at the rate of %, % and % per annum, respectively.

Interest Payment Dates	and , beginning on , 2015.

Optional Redemption	At any time prior to , 2019 with respect to the 2019 notes, at any time prior to , 2024 with respect to the 2024 notes and at any time prior to , 2044 with respect to the 2044 notes, we have the option to redeem all or a portion of any series of the notes at any time, or from time to time, on no less than 30 nor more than 60 days’ notice sent to holders thereof, each at the applicable make-whole price set forth in this prospectus supplement, plus accrued and unpaid interest to the date of redemption, if any.

At any time on or after , 2019 (one month prior to the maturity date) with respect to the 2019 notes, , 2024 (three months prior to the maturity date) with respect to the 2024 notes and , 2044 (six months prior to the maturity date) with respect to the 2044 notes, any series of notes may be redeemed in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the series of notes to be redeemed, plus accrued and unpaid interest to the date of redemption, if any. See “Description of Notes—Optional Redemption.”

Special Mandatory Redemption	If (i) the Merger Agreement is terminated or (ii) we do not consummate the Merger on or prior to August 15, 2015, we will be required to redeem the notes (excluding the 2024 notes) at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, to but not including the redemption date. See “Description of Notes—Special Mandatory Redemption.”

Change of Control Offer	If we experience a Change of Control Triggering Event, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes purchased to, but excluding, the date of purchase. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

Note Guarantees	Upon issuance, the notes will be fully and unconditionally guaranteed (each, a “note guarantee”) on a senior unsecured and unsubordinated basis by Holdings and Holdings II (each, for so long as such person provides a note guarantee, a “note guarantor”). The purpose of the note guarantees is to protect the notes against structural subordination to the $1.25 billion aggregate principal amount of the Rockwood Notes. Upon completion of the Merger, Albemarle intends to guarantee the Rockwood Notes. In addition, following the Merger, within five business days of the Rockwood Notes achieving an investment grade rating or when such merger would not create a default under the indenture governing the Rockwood Notes, whichever is sooner, we intend to merge Holdings II with and into RSGI, with RSGI as the surviving company. Because the purpose of the note guarantees by Holdings and Holdings II is to protect the notes against structural subordination to the Rockwood Notes, the note guarantees will be released when the Rockwood Notes are repaid or otherwise discharged. See “Risk Factors—Risks Related to the Combined Company—If the Rockwood Notes are not rated investment grade following the Merger, the issuer of the Rockwood Notes and its restricted subsidiaries will be subject to the restrictive covenants in the indenture governing the Rockwood Notes and the Rockwood subsidiary guarantees will remain in effect.” The note guarantees may also be released in certain other circumstances. See “Description of Notes—Note Guarantees.”

Ranking

The notes will be our general senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to all of our future secured indebtedness and other secured obligations to the extent of the value of the collateral securing such indebtedness or other obligations. In addition, the notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries that do not guarantee the notes. As described above, the only subsidiaries that will guarantee the notes are Holdings and Holdings II and their respective successors, and these guarantees will only be in effect for as long as the Rockwood Notes have not been repaid or otherwise discharged.

The note guarantee of each note guarantor will be the general senior unsecured obligations of such note guarantor and will rank equally in right of payment with all existing and future senior unsecured indebtedness and other obligations of such note guarantor (for so long as the relevant note guarantee is in place) that are not, by their terms, expressly subordinated in right of payment to the note guarantee of such note guarantor. The note guarantee of each note guarantor will be effectively subordinated to all of such note guarantor’s future secured indebtedness and other secured obligations to the extent of the value of the collateral securing such indebtedness or other obligations. In addition, the note guarantee of each note guarantor will be structurally subordinated to all liabilities, including trade payables, of the subsidiaries of such note guarantor that do not guarantee the notes. Immediately after the Merger, Holdings will principally be a holding company and will not have any material operating assets other than through ownership interests in its subsidiaries.

As of September 30, 2014, on a pro forma basis after giving effect to the Transactions:

•	Albemarle and the note guarantors would have had total consolidated senior unsecured indebtedness of approximately $6.1 billion, consisting of, among other things, $350 million aggregate principal amount of our 4.50% senior notes due 2020, $ aggregate principal amount of the notes offered hereby, the proceeds from the Non-U.S. Debt Financing, borrowings of $1.15 billion under the cash bridge facility, borrowings under our commercial paper program, borrowings of $1.0 billion under the Term Loan and $1.25 billion aggregate principal amount of the Rockwood Notes;

•	Albemarle and the note guarantors would have had no secured indebtedness; and

•	excluding the Rockwood Notes and guarantees of the notes offered hereby and other guarantees that will be released when the Rockwood Notes are repaid or otherwise discharged, Albemarle’s subsidiaries would have had total debt and current liabilities relating to continuing operations, including trade payables, of $483.6 million, $62.6 million of which would have been indebtedness.

See “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Description of Merger Financing.”

Form and Denominations	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	Each series of notes will be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) or its nominees. Beneficial interests in the global certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, beneficial interests in the global certificates may not be exchanged for definitive notes in registered certificated form. See “Description of Notes—Book-Entry System.”

Settlement	Beneficial interests in the notes will trade in DTC’s same-day funds settlement system until maturity or earlier redemption. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of Proceeds	We intend to use the net proceeds of this offering, after deducting the underwriting discounts, together with the net proceeds of the Non-U.S. Debt Financing and borrowings under the cash bridge facility, our commercial paper program and Term Loan to finance the aggregate cash consideration of the Merger and pay related fees and expenses, to repay our outstanding $325 million in aggregate principal amount of 2015 notes and the remainder, if any, for general corporate purposes. See “Use of Proceeds.”

Certain Covenants	The indenture governing the notes contains covenants that, subject to certain exceptions, limit our ability and the ability of our restricted subsidiaries to create liens and to enter into sale and leaseback transactions, and limit our ability to consolidate, merge or transfer or lease all or substantially all of our properties and assets. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus.

No Listing	The notes will not be listed on any securities exchange. Currently there are no public markets for the notes.

Trustee, Registrar and Paying Agent	U.S. Bank National Association.

Governing Law	The indenture, the supplemental indenture, the notes and the note guarantees will be governed by the laws of the State of New York.

Further Issues	We may, without notice to, or the consent of, the holders of the notes, create and issue additional notes under the indenture, equal in rank to the notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes, or except under certain circumstances for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with any series of notes issued under this prospectus supplement and have the same terms as to status, redemption and otherwise as such notes.

Risk Factors	See “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as the risk factors incorporated by reference in this prospectus supplement from the 2013 Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from the 2013 Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus and the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to the Merger

We cannot provide any assurance that the Merger will be completed.

The completion of the Merger is subject to customary closing conditions described in the Merger Agreement, including, among others, (i) adoption by Rockwood shareholders of the Merger Agreement, (ii) approval by Albemarle shareholders of the Albemarle share issuance, (iii) obtaining antitrust and other regulatory approval in the United States and certain other jurisdictions and (iv) the absence of any event, change, condition, occurrence or effect that, individually or in the aggregate, has or would reasonably be expected to have, a material adverse effect on Rockwood’s or Albemarle’s business.

Although each of Rockwood and Albemarle has agreed in the Merger Agreement to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger, these and other conditions to the Merger may not be satisfied. In addition, satisfying the conditions to the Merger may take longer than, and could cost more than, Albemarle and Rockwood expect. Any delay in completing the Merger may adversely affect the benefits that Rockwood and Albemarle expect to achieve from the Merger and the integration of their businesses.

The Merger is subject to the receipt of consents and clearances from regulatory authorities that may impose conditions that could have an adverse effect on Albemarle, Rockwood or the combined company following the Merger or, if not obtained, could prevent the completion of the Merger.

Before the Merger may be completed, applicable waiting periods must expire or terminate under antitrust and competition laws and clearances or approvals must be obtained from various regulatory entities. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider the effect of the Merger on competition within their relevant jurisdiction. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business. Despite the parties’ commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the Merger Agreement, Albemarle and Rockwood will not be required to take actions that would reasonably be expected to have a material adverse effect on the business of Albemarle or Rockwood as the surviving corporation after the Merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the Merger, imposing additional material costs on or materially limiting the revenues of the combined company following the Merger or otherwise reduce the anticipated benefits of the Merger if the Merger were consummated successfully within the expected timeframe. In addition, Albemarle cannot provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Merger. Additionally, the completion of the Merger is conditioned on the absence of certain restraining orders or injunctions by judgment, court order or law that would prohibit the completion of the Merger.

Albemarle will incur transaction and integration costs in connection with the Merger.

Albemarle expects that it will incur significant, non-recurring costs in connection with consummating the Merger. In addition, Albemarle will incur integration and restructuring costs following the completion of the Merger as Albemarle integrates the businesses of the two companies. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction, integration and restructuring costs over time. Albemarle may also incur additional costs to maintain employee morale and to retain key employees. Albemarle will also incur significant fees and expenses relating to the financing arrangements in connection with the Merger. Albemarle will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Merger. Some of these costs are payable regardless of whether the Merger is completed.

The Merger Agreement restricts Albemarle’s conduct of business prior to the completion of the Merger and limits both parties’ ability to pursue an alternative acquisition proposal to the Merger.

Under the Merger Agreement, Albemarle is subject to certain restrictions on the conduct of its businesses prior to completing the Merger, which restrictions may adversely affect Albemarle’s ability to exercise certain of its business strategies. These restrictions may prevent Albemarle from pursuing otherwise attractive business opportunities and making other changes to their respective businesses prior to the completion of the Merger or termination of the Merger Agreement.

In addition, the Merger Agreement prohibits Albemarle from (A) soliciting or, subject to certain exceptions set forth in the Merger Agreement, knowingly facilitating or encouraging any inquiry or proposal relating to alternative business combination transactions, or (B) subject to certain exceptions set forth in the Merger Agreement, engaging in discussions or negotiations regarding, or providing any nonpublic information in connection with, proposals relating to alternative business combination transactions. In certain circumstances, upon termination of the Merger Agreement, Albemarle will be required to pay a termination fee of $300 million to Rockwood and/or to reimburse Rockwood for its transaction-related expenses, subject to a $25 million limit, if the Merger is not consummated (provided that the amount of any expenses paid by Albemarle to Rockwood will be credited against any termination fee to be paid by Albemarle if the termination fee subsequently becomes payable). These provisions may limit Albemarle’s ability to pursue offers from third parties that could result in greater value to its shareholders than the value resulting from the Merger. The termination fee may also discourage third parties from pursuing an alternative acquisition proposal with respect to Albemarle or might result in third parties proposing to pay a lower value per share to acquire Albemarle than it might otherwise have been willing to pay.

While the Merger is pending, Albemarle will be subject to business uncertainties that could adversely affect its businesses.

Uncertainty about the effect of the Merger on employees, customers and suppliers may have an adverse effect on Albemarle. These uncertainties may impair Albemarle’s ability to attract, retain and motivate key personnel until the Merger is consummated and for a period of time thereafter, and could cause both parties’ respective customers, suppliers and other business partners to delay or defer certain business decisions or to seek to change existing business relationships with Albemarle. Employee retention may be particularly challenging during the pendency of the Merger because employees may experience uncertainty about their future roles with the combined company. If, despite Albemarle’s retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the companies as combined, Albemarle’s businesses could be seriously harmed. Any delay in completing the Merger may further increase such uncertainties and the adverse effects related thereto.

Failure to complete the Merger could materially and adversely impact the financial condition, results of operations and stock price of Albemarle.

As described above, the conditions to the completion of the Merger may not be satisfied. If the Merger is not completed for any reason, Albemarle will be subject to several risks, including the following:

•	being required to pay a termination fee of $300 million under certain circumstances provided in the Merger Agreement;

•	being required to reimburse Rockwood for certain fees and expenses relating to the Merger, such as legal, financial advisor, accounting, banking, consulting and printing fees and expenses up to $25 million (provided that the amount of any expenses paid by Albemarle to Rockwood will be credited against any termination fee to be paid by Albemarle if the termination fee subsequently becomes payable), under certain circumstances provided in the Merger Agreement;

•	having had the focus of management diverted from day-to-day operations and other opportunities that could have been beneficial to Albemarle;

•	the market prices of Albemarle common stock might decline to the extent that the current market prices reflect a market assumption that the Merger would be completed;

•	customers and suppliers may seek to modify their respective relationships with Albemarle and Albemarle’s ability to attract new employees and retain existing employees may be harmed by uncertainties associated with the Merger;

•	being subject to potential litigation related to a failure to complete the Merger or to enforce obligations under the Merger Agreement; and

•	if Albemarle seeks out another Merger or business combination following termination of the Merger Agreement, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Merger.

Any such events could have a material adverse impact on Albemarle’s financial condition, results of operations and stock price.

Risks Related to the Combined Company

Albemarle will incur substantial additional indebtedness in connection with financing the Merger.

The indebtedness of Albemarle and Rockwood as of September 30, 2014 was approximately $1.1 billion and $1.3 billion, respectively. If the Transactions had been completed on September 30, 2014, Albemarle would have had approximately $6.1 billion of indebtedness on a pro forma consolidated basis. As a result, following the Merger, Albemarle, on a consolidated basis, will have substantial additional indebtedness and related debt service obligations. This additional indebtedness and related debt service obligations could have important consequences, including:

•	reducing flexibility in planning for, or reacting to, changes in Albemarle’s businesses, the competitive environment and the industries in which it operates, and to technological and other changes;

•	lowering credit ratings;

•	reducing access to capital and increasing borrowing costs generally or for any additional indebtedness to finance future operating and capital expenses and for general corporate purposes;

•	reducing funds available for operations, capital expenditures and other activities; and

•	creating competitive disadvantages relative to other companies with lower debt levels.

The combined company may not be able to successfully integrate the businesses of Rockwood and Albemarle and therefore may not be able to realize the anticipated benefits of the Merger.

Realization of the anticipated benefits in the Merger will depend, in part, on the combined company’s ability to successfully integrate the businesses and operations of Albemarle and Rockwood. The combined company will be required to devote significant management attention and resources to integrating its business practices, operations and support functions.

The success of the combined company after the Merger will also depend in part upon the ability of Albemarle and Rockwood to retain key employees of both companies during the periods before and after the Merger is completed. The diversion of management’s attention and any delays or difficulties encountered in connection with the Merger and the integration of the two companies’ operations could have an adverse effect on the business, financial results, financial condition or stock price of Albemarle following the Merger. The integration process may also result in additional and unforeseen expenses. There can be no assurance that the contemplated synergies anticipated from the Merger will be realized. If the combined company is not successfully integrated, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset the integration and restructuring costs over time.

If the Rockwood Notes are not rated investment grade following the Merger, the issuer of the Rockwood Notes and its restricted subsidiaries will be subject to the restrictive covenants in the indenture governing the Rockwood Notes and the Rockwood subsidiary guarantees will remain in effect.

The indenture governing the Rockwood Notes provides that if the Rockwood Notes are rated investment grade, many of the restrictive covenants contained in the indenture and the guarantees by certain of Rockwood’s subsidiaries will cease to be in effect. If the Rockwood Notes are not rated investment grade following the Merger, the issuer of the Rockwood Notes and its restricted subsidiaries will continue to be subject to the restrictive covenants that are currently applicable and the subsidiary guarantees will remain in effect. These covenants include restrictions on the incurrence of indebtedness and the making of dividends and other restricted payments. If the covenants and guarantees remain in effect, Albemarle’s ability to operate, finance and integrate the Rockwood businesses could be adversely affected, which could result in Albemarle not receiving all of the anticipated benefits of the Merger.

If the Rockwood Notes are downgraded in connection with the Merger, Albemarle will be required to offer to repurchase the Rockwood Notes.

The indenture governing the Rockwood Notes requires the issuer to offer to repurchase the notes at 101% of their principal amount (plus accrued and unpaid interest) if the notes receive certain ratings downgrades in connection with a change of control transaction. If, in connection with the Merger, the Rockwood Notes are downgraded, the requirement to make a change of control repurchase offer would be triggered. In such an event, it is possible that Albemarle may not have access to sufficient financing to repurchase all of the Rockwood Notes tendered in the change of control repurchase offer, or that any such financing may not be on favorable terms. Albemarle has not obtained financing commitments to fund a change of control repurchase offer.

The unaudited pro forma financial information included in this prospectus supplement may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Merger been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that Albemarle and Rockwood currently believe are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Rockwood’s net assets. The purchase price allocation reflected in this prospectus supplement is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Rockwood as of the date of the completion of the Merger. In addition, subsequent to the completion of the Merger, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this prospectus supplement. See “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page S-26.

Risks Related to this Offering and the Notes

Because a significant portion of our operations is conducted through our subsidiaries and joint ventures, our ability to service our debt could be dependent on our receipt of distributions or other payments from our subsidiaries and joint ventures.

A significant portion of our operations is conducted through our subsidiaries and joint ventures. As a result, our ability to service our debt could be dependent on the earnings of our subsidiaries and joint ventures and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries and joint ventures will be contingent upon our subsidiaries’ or joint ventures’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of non-U.S. subsidiaries or joint ventures to remit money to us.

The notes will be structurally subordinated to indebtedness of our non-guarantor subsidiaries and joint ventures and, until RSGI merges with Holdings II, to the Rockwood Notes.

Following the Merger, Holdings II will not merge with and into RSGI, the issuer of the Rockwood Notes, until the Rockwood Notes either achieve an investment grade rating such that the restrictive covenants contained in the indenture governing the Rockwood Notes and the guarantees by certain of Rockwood’s subsidiaries cease to be in effect or such merger would not create a default under the indenture governing the Rockwood Notes. As a result, until RSGI merges with and into Holdings II, the notes will be structurally subordinated in right of payment to the Rockwood Notes. See “—Risks Related to the Combined Company—If the Rockwood Notes are not rated investment grade following the Merger, the issuer of the Rockwood Notes and its restricted subsidiaries will be subject to the restrictive covenants in the indenture governing the Rockwood Notes and the Rockwood subsidiary guarantees will remain in effect.” In addition, the notes will be structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of Albemarle’s non-guarantor subsidiaries and joint ventures and the claims of creditors of those subsidiaries and joint ventures, including trade creditors, will have priority as to the assets of those subsidiaries and joint ventures. In addition, the indenture under which the notes will be issued will permit these subsidiaries and joint ventures to incur additional indebtedness, subject to certain limitations. The only subsidiaries that will guarantee the notes are Holdings and Holdings II and their respective successors for as long as the Rockwood Notes have not been repaid or otherwise discharged. As of September 30, 2014, on a pro forma basis after giving effect to the Transactions, excluding the Rockwood Notes and guarantees of the notes offered hereby and other guarantees that will be released when the Rockwood Notes are repaid or otherwise discharged, Albemarle’s subsidiaries would have had total debt and current liabilities relating to continuing operations, including trade payables, of $483.6 million, $62.6 million of which would have been indebtedness.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of the term “Change of Control Triggering Event” (as defined in “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability or the ability of the note guarantors to incur indebtedness that is equal in right of payment to the notes;

•	restrict our nonguarantor subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	limit the ability of our subsidiaries to service indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.

Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities.

The instruments governing our indebtedness do not limit our acquisitions and allow us to incur additional indebtedness, including indebtedness in relation to acquisitions.

We have historically expanded our business primarily through acquisitions. A part of our business strategy is to continue to grow through acquisitions that complement and expand our distribution network. The indenture governing the notes, and the terms of our other indebtedness, do not limit the number or scale of acquisitions that we may complete. Because the consummation of acquisitions and integration of acquired businesses involves significant risk, this means that holders of the notes will be subject to the risks inherent in our acquisitive strategy.

In addition, the indenture governing the notes described in this prospectus supplement does not restrict our ability to incur additional unsecured indebtedness and subject to some limitations, permits us to incur secured indebtedness. The notes will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. Our Revolving Credit Facility does limit the amount of consolidated funded debt (as defined in the Revolving Credit Facility) that we can incur, insofar as we must comply with financial covenants limiting the maximum leverage ratio that Albemarle is permitted to maintain to 4.50 times consolidated EBITDA (calculated to include cost synergies related to the Merger reasonably expected to be realized within 12 months of the completion of the Merger up to 5% of consolidated EBITDA).

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

Although you will be direct creditors of the note guarantors by virtue of the note guarantees, existing or future creditors of any note guarantor could avoid or subordinate that note guarantor’s note guarantee under the fraudulent conveyance laws if they were successful in establishing that:

•	the note guarantee was incurred with fraudulent intent; or

•	the note guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and:

•	was insolvent at the time of the note guarantee;

•	was rendered insolvent by reason of the note guarantee;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company’s property at a fair valuation; or

•	the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether a note guarantor was “insolvent” as of the date its note guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any note guarantors were insolvent on that date. The note guarantees could be subject to the claim that, since the note guarantees were incurred for the benefit of Albemarle and only indirectly for the benefit of the note guarantors, the obligations of the note guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

We may not have sufficient funds to purchase notes upon a Change of Control Triggering Event.

If there is a Change of Control Triggering Event under the terms of the indenture governing the notes, each holder of notes may require us to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to but not including the date of purchase. In order to purchase any outstanding notes, we might have to refinance our outstanding indebtedness, which we might not be able to do. Even if we were able to refinance our other indebtedness, any financing might be on terms unfavorable to us. In addition, our Revolving Credit Facility provides that the occurrence of certain kinds of change of control events will constitute a default under our Revolving Credit Facility. We cannot assure you that we will have the financial ability to purchase outstanding notes upon the occurrence of a change of control. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

If we are required to redeem the 2019 notes and the 2044 notes, you may not obtain your expected return on the notes.

If (i) the Merger Agreement is terminated or (ii) we do not consummate the Merger on or prior to August 15, 2015, we will be required to redeem the 2019 notes and the 2044 notes for a redemption price equal to 101% of the aggregate principal amount of the 2019 notes and the 2044 notes, plus accured and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of Notes—Special Mandatory Redemption.” If we redeem the 2019 notes and the 2044 notes pursuant to a special mandatory redemption, you may not obtain your expected return on these notes. Your decision to invest in the 2019 notes and the 2044 notes is made at the time of this offering of these notes. You will not have any right to require us to repurchase these notes if, between the closing of this offering and the closing of the Merger, we experience any changes in our business, financial condition, liquidity, results of operations or prospects, or if the terms of the Merger or the financing thereof change.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the period indicated:

	Year Ended December 31,					Nine Months Ended September 30,
	2009	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	4.6	11.2	10.5	8.5	12.0	8.8

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations before adjustment for net income attributable to non-controlling interests, equity in net income or losses of unconsolidated investments, plus fixed charges, amortization of capitalized interest and distributed income of unconsolidated investments, less capitalized interest and net income attributable to non-controlling interests (net of tax) that have not incurred fixed charges. “Fixed charges” consist of interest expense (before capitalized interest) and a portion of rental expense (1/3) that we believe to be representative of interest. During the periods presented in the table above, no shares of preferred stock were outstanding.

USE OF PROCEEDS

We estimate the net proceeds from this offering, after deducting the estimated underwriting discounts and expenses payable by us, will be approximately $                  , which together with the proceeds from the Non-U.S. Debt Financing, borrowings of $1.15 billion under the cash bridge facility which will mature 60 days following the completion of the Merger, borrowings under our commercial paper program and borrowings of $1.0 billion under the Term Loan which matures 364 days after completion of the Merger, will be used to finance the aggregate cash consideration of the Merger and pay related fees and expenses, to repay our outstanding $325 million in aggregate principal amount of 2015 notes and the remainder, if any, for general corporate purposes. We intend to repay borrowings under the cash bridge facility and Term Loan with the cash on hand of Rockwood and Albemarle. This offering is not conditioned on the closing of the Merger.

Pending application of the net proceeds of this offering for the foregoing purposes, we expect to, but we are not required to, invest such net proceeds in either cash or high quality, short-term debt securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2014 (i) on an actual basis and (ii) on a pro forma as adjusted basis to give effect to the Transactions as if they had occurred on such date. Actual amounts may vary from the pro forma as adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions or the timing of the consummation of the Merger. You should read the data set forth in the table below in conjunction with “Use of Proceeds,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Risk Factors” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The pro forma as adjusted information set forth below may not reflect our cash, debt and capitalization in the future.

	As of September 30, 2014
	Actual	Pro Forma As Adjusted
	(unaudited) (amounts in thousands)
Cash and cash equivalents(1)	$653,120		$178,733
Short-term debt:
Revolving Credit Facility(1)(2)	—		—
Term Loan(1)(3)	—		—
Commercial paper notes	355,876		355,876
Miscellaneous	12,392		21,892

Total short-term debt	368,268		377,768

Long-term debt, excluding current portion:(4)(5)
2019 notes offered hereby	—
2024 notes offered hereby	—
2044 notes offered hereby	—
5.10% Senior Notes due 2015, net of unamortized discount of $11 at September 30, 2014(6)	324,989		—
4.50% Senior Notes due 2020, net of unamortized discount of $1,950 at September 30, 2014	348,050		348,050
4.625% Senior Notes due 2020 of Rockwood Specialties Group, Inc. (“RSGI”)(7)	—		1,289,900
Other loans of Rockwood	—		39,000
Fixed-rate foreign borrowings	—		—
Variable-rate foreign bank loans	10,980		10,980
Capitalized lease obligations of Rockwood	—		—
Miscellaneous	88		97

Total long-term debt(8)	684,107

Total debt	1,052,375
Total equity	1,587,271		3,544,419

Total capitalization	$2,639,646	$

(1)

We plan to use the proceeds of this offering, together with the proceeds from the Non-U.S. Debt Financing, borrowings of $1.15 billion under the cash bridge facility which will mature 60 days following the completion of the Merger, borrowings under our commercial paper program and borrowings of $1.0 billion under the Term Loan which matures 364 days after completion of the Merger to finance the aggregate cash consideration for the Merger and pay related fees and expenses, to repay $325 million in aggregate principal amount of 2015 notes and the remainder, if any, for general corporate purposes. We intend to repay borrowings under the cash bridge facility and the Term Loan with the cash on hand of Rockwood and Albemarle. See “Use of Proceeds.”
(2)	On February 7, 2014, we entered into a credit agreement establishing a five-year, revolving, unsecured $750.0 million credit facility (the “Existing Revolving Credit Facility”), with maturity on February 7, 2019. On August 15, 2014, we and Albemarle Global Finance Company SCA, as borrowers, entered into an amendment (the “Amendment” and, together with the Existing Revolving Credit Facility, the “Revolving Credit Facility”) to the Existing Revolving Credit Facility, among the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Amendment amends certain provisions of the Existing Revolving Credit Facility, including increasing the maximum leverage ratio that we are permitted to maintain to 4.50 times consolidated EBITDA (calculated to include cost synergies related to the Merger reasonably expected to be realized within 12 months of the completion of the Merger up to 5% of consolidated EBITDA) for the first four quarters following the completion of the Merger, stepping down by 0.25 on a quarterly basis thereafter until reaching 3.50 times consolidated EBITDA. See “Description of Merger Financing.”
(3)	On August 15, 2014, Albemarle Corporation entered into a term loan credit agreement (the “Term Loan”), among the several banks and other financial institutions as may from time to time become parties thereto, and Bank of America, N.A., as Administrative Agent. The Term Loan provides for a tranche of senior unsecured term loans in an aggregate amount of $1.0 billion in connection with the Merger. The Term Loan matures 364 days from the date of funding, and the funding of the Term Loan is expected to occur with the closing of the Merger.
(4)	For a discussion of our long-term debt obligations and related guarantees, see “Description of Merger Financing.”
(5)	We expect to receive proceeds from the Non-U.S. Debt Financing. We expect to use these proceeds to fund a portion of the aggregate cash consideration for the Merger.
(6)	We expect to repay the 2015 notes at maturity using proceeds from this offering.
(7)	We expect to guarantee the Rockwood Notes upon consummation of the Merger. Following the Merger, within five business days of the Rockwood Notes achieving an investment grade rating or when such merger would not create a default under the indenture governing the Rockwood Notes, whichever is sooner, we intend to merge Holdings II with and into RSGI, with RSGI as the surviving company.
(8)	Pro forma as adjusted total long-term debt does not reflect the incurrence of the Non-U.S. Debt Financing and the incurrence of indebtedness under the commercial paper program. See “Use of Proceeds.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger. Under the terms of the Merger Agreement, each outstanding share of Rockwood common stock (other than any Rockwood excluded shares) will be converted into the right to receive $50.65 in cash, without interest, and 0.4803 of a share of Albemarle common stock.

The following unaudited pro forma condensed combined financial statements give effect to the Merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (which we refer to as ASC) Topic 805, Business Combinations (which we refer to as ASC 805), with Albemarle treated as the acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Albemarle and Rockwood. Although Albemarle has entered into the Merger Agreement, there is no guarantee that the Merger will be completed. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of Albemarle and Rockwood as of September 30, 2014, and has been prepared to reflect the Merger as if it occurred on September 30, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 combines the historical results of operations of Albemarle and Rockwood, giving effect to the Merger as if it occurred on January 1, 2013.

The unaudited pro forma condensed combined statements of operations exclude the impact of Rockwood’s Titanium Dioxide Pigments, Color Pigments and Services, Timber Treatment Chemicals, Rubber/Thermoplastics Compounding and Water Chemistry businesses (which we refer to as the Pigments Business) and the impact of Albemarle’s antioxidant, ibuprofen and propofol businesses and assets, which are classified as discontinued operations in Rockwood’s and Albemarle’s historical financial statements, respectively. In addition, the unaudited pro forma condensed combined balance sheet assumes the consummation of the sale of the Rockwood Pigments Business (which we refer to as the Pigments Sale), which occurred on October 1, 2014. The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the Merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies; and certain one-time charges Albemarle expects to incur in connection with the Merger, including, but not limited to, costs in connection with integrating the operations of Albemarle and Rockwood.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, Albemarle adjusted Rockwood’s assets and liabilities to their estimated fair values. As of the date of the Current Report on Form 8-K filed with the SEC on November 7, 2014, Albemarle has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Rockwood assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform Rockwood’s accounting policies to Albemarle’s accounting policies. A final determination of the fair value of Rockwood’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Rockwood that exist as of the date of completion of the Merger and, therefore, cannot be made prior to that date. Additionally, the value of the portion of the Merger consideration to be paid in shares of Albemarle common stock will be determined based on the trading price of Albemarle common stock at the time of the completion of the Merger. Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the chemical industry, Albemarle’s historical experience, data that was available through the public domain and Albemarle’s due diligence review of Rockwood’s business. Until the Merger is completed, both companies are limited in their ability to share information with each other. Upon completion of the Merger, valuation work will be performed and any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of operations until the purchase price allocation is finalized.

There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Albemarle’s audited consolidated financial statements and related notes thereto contained in its Current Report on Form 8-K which was filed on August 8, 2014, to recast certain portions of Albemarle’s Annual Report on Form 10-K for the year ended December 31, 2013 to reflect the antioxidant, ibuprofen and propofol businesses as discontinued operations and to reflect a change in reportable segments which became effective on January 1, 2014, and Albemarle’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014; and

•	Rockwood’s audited consolidated financial statements and related notes thereto incorporated by reference from Albemarle’s amended Current Report on Form 8-K filed with the SEC on October 1, 2014 and our Current Report on Form 8-K/A filed with the SEC on November 7, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2014

(in thousands)

					Pro Forma Adjustments		Pro Forma Adjustments
	Historical		Effect of Accounting Change & Reclassification (Note 2)		Sale of Discontinued Operations (Note 3)	Adjusted Pro Forma Rockwood	Acquisition Adjustments (Note 4 and 5)		Pro Forma Condensed Combined
	Albemarle Corporation	Rockwood
Assets
Cash and cash equivalents	$653,120	$710,000	$		$950,000	$1,660,000	$(2,134,387)	(a)	$178,733
Trade accounts receivable, net	383,325	236,400		—	—	236,400	—		619,725
Other accounts receivable	41,261	—		12,400	—	12,400	—		53,661
Inventories	367,911	227,500		—	—	227,500	80,129	(b)	675,540
Assets of discontinued operations	—	1,505,300		—	(1,505,300)	—	—		—
Deferred income taxes	2,762	51,000		—		51,000	—		53,762
Other current assets	59,928	48,800		(12,400)		36,400	32,369	(h,i)	128,697

Total current assets	1,508,307	2,779,000		—	(555,300)	2,223,700	(2,021,889)		1,710,118
Property, plant and equipment, net	1,230,274	871,100		—	—	871,100	683,774	(c)	2,785,148
Investments	196,512	—		522,100	—	522,100	—		718,612
Investment in unconsolidated affiliates	—	522,100		(522,100)	—	—	—		—
Other assets	69,580	28,000		—	—	28,000	—		97,580
Goodwill	251,964	609,200		—	—	609,200	2,170,617	(d)	3,031,781
Other intangibles, net	46,118	110,500		—	—	110,500	1,689,500	(e)	1,846,118
Deferred financing costs, net	5,956	15,900		—	—	15,900	(6,400)	(f)	15,456
Deferred income taxes	84,755	146,100		919	—	147,019	(12,597)	(k)	219,177

Total assets	$3,393,466	$5,081,900		$919	$(555,300)	$4,527,519	$2,503,005		$10,423,990

Liabilities and Stockholders’ Equity
Accounts payable	205,809	79,000		—	—	79,000	—		284,809
Accrued expenses	209,390	104,200		73,400	—	177,600	25,882	(h)	412,872
Current portion of long–term debt	368,268	9,500		—	—	9,500	—		377,768
Dividends payable	21,275	—		—	—	—	—		21,275
Liabilities of discontinued operations	—	452,000		—	(452,000)	—	—		—
Income taxes payable	3,115	34,800			6,545	41,345	—		44,460
Accrued compensation	—	73,400		(73,400)	—	—	—		—
Deferred income taxes	4,853	3,300		—	—	3,300	553,045	(k)	561,198

Total current liabilities	812,710	756,200		—	(445,455)	310,745	578,927		1,702,382
Long–term debt	684,107	1,278,800		—	—	1,278,800	1,590,620	(f)	3,553,527
Pension and postretirement benefits	120,531	245,700		2,627	—	248,327	59,806	Note 2	428,664
Other noncurrent liabilities	93,732	90,800		—	—	90,800	42,805	(j)	227,337
Deferred income taxes	95,115	41,900		—	—	41,900	830,646	(k)	967,661

Total liabilities	1,806,195	2,413,400		2,627	(445,455)	1,970,572	3,102,804		6,879,571
Restricted stock units	—	22,200		—	—	22,200	(22,200)	(j)	—
Stockholders’ equity:
Common stock	782	800		—	—	800	(458)	(i)	1,124
Additional paid–in capital	6,992	1,275,300		—	—	1,275,300	724,797	(i)	2,007,089
Accumulated other comprehensive income	(1,651)	(102,600)		—	30,800	(71,800)	71,800	(i)	(1,651)
Retained earnings	1,450,618	1,936,000		(1,708)	12,155	1,946,447	(1,989,738)	(i)	1,407,327
Treasury stock	—	(616,000)		—	—	(616,000)	616,000	(i)	—

Total stockholders’ equity	1,456,741	2,493,500		(1,708)	42,955	2,534,747	(577,599)		3,413,889

Noncontrolling interest	130,530	152,800		—	(152,800)	—	—		130,530

Total equity	1,587,271	2,646,300		(1,708)	(109,845)	2,534,747	(577,599)		3,544,419

Total liabilities and equity	$3,393,466	$5,081,900		$919	$(555,300)	$4,527,519	$2,503,005		$10,423,990

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2013

(In thousands except per share data)

					Pro Forma Adjustments
	Historical		Effect of Accounting Change & Reclassification (Note 2)	Adjusted Rockwood	Acquisition Adjustments (Note 4 and 5)		Pro Forma Condensed Combined
	Albemarle Corporation	Rockwood
Net sales	$2,394,270	$1,377,800	$—	$1,377,800	$—		$3,772,070
Cost of goods sold	1,543,799	759,800	(3,890)	755,910	10,007	(c,e)	2,309,716

Gross profit	850,471	618,000	3,890	621,890	(10,007)		1,462,354
Selling, general and administrative expenses	158,189	401,800	1,350	403,150	64,100	(c,e,j)	625,439
Research and development expenses	82,246	—	—	—	—		82,246
Restructuring and other charges, net	33,361	17,500	—	17,500	—		50,861
Gain on previously held equity interest	—	(16,000)	—	(16,000)	—		(16,000)
Asset write-downs and other	—	4,100	—	4,100	—		4,100

Operating income (loss)	576,675	210,600	2,540	213,140	(74,107)		715,708
Interest and financing expenses	(31,559)	(82,300)	—	(82,300)	(38,221)	(f)	(152,080)
Other (expenses) income, net	(6,674)	(300)	—	(300)	—		(6,974)
Loss on early extinguishment/modification of debt	—	(15,500)	—	(15,500)	—		(15,500)
Foreign exchange loss on financing activities	—	(67,100)	—	(67,100)	—		(67,100)

Income before income taxes and equity in net income of unconsolidated investments	538,442	45,400	2,540	47,940	(112,328)		474,054
Income tax expense (benefit)	134,445	(10,000)	4,004	(5,996)	(39,315)	(k)	89,134

Income before equity in net income of unconsolidated investments	$403,997	$55,400	$(1,464)	$53,936	$(73,013)		$384,920
Equity in net income of unconsolidated investments (net of tax)	31,729	—	8,900	8,900	—		40,629

Net income from continuing operations	$435,726	$55,400	$7,436	$62,836	$(73,013)		$425,549

Earnings per share:
Basic	$5.20	$0.73					$3.54
Diluted	$5.17	$0.72					$3.51
Weighted average common shares:
Basic	83,839	75,781			(39,383)	(l)	120,237
Diluted	84,322	77,390			(40,315)	(l)	121,397

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2014

(In thousands except per share data)

					Pro Forma Adjustments
	Historical		Effect of Accounting Change & Reclassification (Note 2)	Adjusted Rockwood	Acquisition Adjustments (Note 4 and 5)			Pro Forma Condensed Combined
	Albemarle Corporation	Rockwood
Net sales	$1,846,982	$1,073,100	$—	$1,073,100	$—			$2,920,082
Cost of goods sold	1,238,574	585,300	(1,292)	584,008	6,227	(c,e)		1,828,809

Gross profit	608,408	487,800	1,292	489,092	(6,227)			1,091,273
Selling, general and administrative expenses	211,127	333,300	(13,608)	319,692	52,528	(c,e,j	)	583,347
Research and development expenses	66,916	—	—	—	—			66,916
Equity in earnings of unconsolidated affiliates	—	(9,900)	9,900	—	—			—
Asset write-down and other	—	2,100	—	2,100	—			2,100
Restructuring and other charges, net	20,625	7,000	—	7,000	—			27,625
Acquisition and integration related costs	15,104		11,100	11,100	(20,400)	(a)		5,804

Operating income (loss)	294,636	155,300	(6,100)	149,200	(38,355)			405,481
Interest and financing expenses	(26,255)	(41,300)	—	(41,300)	(29,966)	(f)		(97,521)
Other (expenses) income, net	(6,454)	(200)	—	(200)	7,000	(a)		346
Foreign exchange gain on financing activities, net	—	60,900	—	60,900	—			60,900

Income before income taxes and equity in net income of unconsolidated investments	261,927	174,700	(6,100)	168,600	(61,321)			369,206
Income tax expense	46,700	64,500	1,330	65,830	(21,462)	(k)		91,068

Income before equity in net income of unconsolidated investments	$215,227	$110,200	$(7,430)	$102,770	$(39,859)			$278,138
Equity in net income of unconsolidated investments (net of tax)	28,200	—	9,900	9,900	—			38,100

Net income from continuing operations	$243,427	$110,200	$2,470	$112,670	$(39,859)			$316,238

Earnings per share:
Basic	$3.09	$1.52						$2.79
Diluted	$3.07	$1.50						$2.76
Weighted average common shares:
Basic	78,880	72,504			(37,680)	(l)		113,704
Diluted	79,287	73,547			(38,107)	(l)		114,727

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF MERGER AND BASIS OF PRESENTATION

On July 15, 2014, Albemarle, Rockwood and Albemarle Holdings Corporation (“Merger Sub”) entered into Agreement and Plan of Merger (the “merger agreement”), under the terms of which each outstanding share of Rockwood common stock (other than Rockwood excluded shares) will be converted into the right to receive $50.65 in cash, without interest, and 0.4803 of a share of Albemarle common stock.

Also, at the effective time of the merger, each outstanding and unexercised Rockwood stock option, all of which were fully vested at the time of the execution of the merger agreement, will be converted into an option to acquire a number of shares of Albemarle common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Rockwood common stock underlying such Rockwood stock option by the sum of (a) the exchange ratio (0.4803) plus (b) the quotient obtained by dividing the cash portion of the merger consideration ($50.65) by the volume weighted average price of a share of Albemarle common stock over the five trading days prior to the merger, on substantially the same terms and conditions as were applicable to such option immediately prior to the effective time of the merger. The applicable exercise price will also be appropriately adjusted in a manner designed to maintain the intrinsic value of the Rockwood stock option. For purposes of the unaudited pro forma condensed combined financial statements, the number of shares of Albemarle common stock underlying the Albemarle stock option to be received upon the conversion is equal to the number of shares of Rockwood common stock underlying the Rockwood stock option, multiplied by 1.4 (which conversion ratio is based on the closing price of Albemarle’s common stock on the New York Stock Exchange of $57.35 on October 30, 2014 (the most recent practicable date prior to the filing of the Current Report on Form 8-K filed with the SEC on November 7, 2014). This conversion is not expected to result in any merger-related compensation expense with respect to the vested options. The conversion ratio of 1.4 times the number of shares of Rockwood common stock is calculated using a five day average volume weighted average price for shares of Albemarle common stock as of October 30, 2014; the actual conversion ratio will be determined at the time of the completion of the merger as provided pursuant to the terms of the merger agreement.

In addition, at the effective time of the merger, all restricted stock units (which we refer to as RSUs) of Rockwood, which were issued to certain employees of Rockwood, will be converted into the right to receive a cash payment on the original payment date set out in the applicable award agreement or, if earlier, upon a qualifying termination of employment. Achievement of the performance conditions for purposes of calculating the cash payment will be determined based on total shareholder return compared to a peer group of Rockwood (in the case of performance-based restricted stock units) or the increase in the Rockwood share price (in the case of performance-based market stock units), in each case, from the beginning of the performance period through the effective date of the merger, compared to the “CIC Per Share Price.” The “CIC Per Share Price” will equal the sum of (x) the cash portion of the merger consideration ($50.65) plus (y) the product of the exchange ratio (0.4803) and the volume weighted average price of a share of Albemarle common stock over the five trading days prior to the merger. In addition, following the merger and until the vesting date, the amount payable to award recipients will accrue interest at LIBOR plus 2.0% per annum, computed daily on the basis of a year of 364 days. The calculated value of the cash payment for purposes of the unaudited pro forma condensed combined financial statements is $78.20 per Rockwood RSU, based on the closing price of Albemarle’s common stock on the New York Stock Exchange of $57.35 on October 30, 2014 (the most recent practicable date prior to the filing of the Current Report on Form 8-K filed with the SEC on November 7, 2014). Albemarle will assume a liability for the portion of the cash payments related to pre combination services and will recognize post combination expense over the remaining vesting period related to these cash payments. Additionally, the unaudited pro forma condensed combined balance sheet as of September 30, 2014 includes a liability related to payments of retention and/or increased severance amounts expected to be paid to certain of Rockwood’s executive officers and other employees for pre combination services according to employment contracts.

The merger is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combination, with Albemarle treated as the acquirer. Under the acquisition method, the total estimated purchase price is calculated as described in Note 4. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. These estimates are based on key assumptions related to the merger, including reviews of publicly disclosed allocations for other acquisitions in the chemical industry, Albemarle’s historical experience, data that was available through the public domain and Albemarle’s due diligence review of Rockwood’s business.

Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the merger may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. In addition, the final determination of the recognition and measurement of the identified assets acquired and liabilities assumed will be based on the fair market value of actual net tangible and intangible assets and liabilities of Rockwood at the completion of the merger.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, Albemarle has applied the guidance in ASC 820, Fair Value Measurements and Disclosures (which we refer to as ASC 820), which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the merger and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on September 30, 2014; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine-month period ended September 30, 2014 is presented as if the merger had occurred on January 1, 2013.

The unaudited pro forma condensed combined financial information does not reflect ongoing cost savings that Albemarle expects to achieve as a result of the merger or the costs necessary to achieve these costs savings or synergies.

2.	ACCOUNTING POLICY CHANGES AND RECLASSIFICATIONS

Albemarle performed certain procedures for the purpose of identifying any material differences in significant accounting policies between Albemarle and Rockwood, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by Albemarle involved a review of Rockwood’s publicly disclosed summary of significant accounting policies, including those disclosed in Rockwood’s Annual Report on Form 10-K for the year ended December 31, 2013 and preliminary discussion with Rockwood management regarding Rockwood’s significant accounting policies to identify material adjustments. While Albemarle expects to engage in additional discussion with Rockwood’s management and continue to evaluate the impact of Rockwood’s accounting policies on its historical results after completion of the merger, Albemarle’s management does not believe there are any differences in the accounting policies of Rockwood and Albemarle that will result in material adjustments to Albemarle’s consolidated financial statements as a result of conforming Rockwood’s accounting policies to those of Albemarle, except the accounting for pension and other postretirement benefits and the presentation of certain financial statement line items as discussed below.

Rockwood’s historical consolidated financial statements presented herein have not been retrospectively adjusted for the change in accounting methodology for pension and other postretirement benefit (which we refer to as OPEB) plan actuarial gains and losses, which Albemarle adopted in 2012. Rockwood historically recognized actuarial gains and losses related to its pension and OPEB plans in its consolidated balance sheets as Accumulated other comprehensive income (loss) within shareholders’ equity, with amortization of these gains and losses that exceed 10 percent of the greater of plan assets or projected benefit obligations recognized each quarter in its consolidated statements of income over the average future service period of active employees. Under the new method of accounting, referred to as mark-to-market accounting, these gains and losses are recognized annually in the consolidated statements of operations in the fourth quarter and whenever a plan is determined to qualify for a remeasurement during a fiscal year. While Rockwood’s historical policy of recognizing pension and OPEB plan expense was considered acceptable under U.S. GAAP, Albemarle believes that its policy is preferable as it eliminates the delay in recognizing gains and losses within operating results. To present the pro forma information for each company on a comparable basis, the column “Effect of Accounting Change and Reclassification” has been added to reflect the impact of such change on the historical financial statements of Rockwood.

The estimated additional mark to market adjustment for Rockwood’s pension and OPEB plans was a $2.6 million increase to Pension and postretirement benefits and decrease to retained earnings ($1.7 million net of $0.9 million deferred tax assets) to Rockwood’s unaudited adjusted pro forma balance sheet as of September 30, 2014, and; an $11.4 million reduction in pension expense for the year ended December 31, 2013, of which $3.9 million and $7.5 million was recognized as a reduction to Cost of goods sold and Selling, general, and administrative expenses, respectively, and a reduction in pension expense of $3.8 million for the nine-months ended as of September 30, 2014, of which $1.3 million and $2.5 million was recognized as a reduction of Cost of goods sold and Selling, general, and administrative expenses, respectively, on the unaudited pro forma condensed combined statements of operations. Additionally, the pro forma condensed combined balance sheet as of September 30, 2014 includes a pro forma adjustment of $59.8 million ($38.9 million net of taxes) increase in Pension and postretirement benefits to reflect the assumed pension and postretirement liability at fair value.

Additionally, the historical consolidated financial statements of Rockwood presented herein have been adjusted by condensing certain line items in order to conform to Albemarle’s financial statement presentation; these reclassifications are also reflected in the column “Effect of Accounting Change and Reclassification.”

3.	DISCONTINUED OPERATIONS

In September 2013, Rockwood entered into a definitive agreement to sell the Rockwood Pigments Business to Huntsman Corporation (“Huntsman”) for approximately $1.325 billion (since reduced to $1.275 billion), including the assumption by Huntsman of $225 million in pension obligations subject to other customary adjustments. On October 1, 2014, Rockwood completed the sale to Huntsman for net cash proceeds of $950 million, before investment banking fees of $8 million, which is subject to certain potential post-closing adjustments. The Pigments Business is reflected as discontinued operations in the historical financial statements of Rockwood.

As the closing of the transaction between Rockwood and Huntsman is factually supportable, for purposes of these unaudited pro forma condensed combined financial statements, we have given recognition to the anticipated sale of the Pigments Business for estimated net cash proceeds of $950 million, before investment banking fees of $8 million, which is subject to certain potential post-closing adjustments. This transaction is reflected in the column “Sale of Discontinued Operations.”

4.	PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The merger has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the merger be measured at the closing date of the merger at the then-current market price.

Based on (1) the closing price of Albemarle’s common stock on the New York Stock Exchange of $57.35 per share on October 30, 2014 (the most recent practicable date prior to the filing of the Current Report on Form 8-K filed with the SEC on November 7, 2014), (2) the number of shares of Rockwood common stock outstanding as of October 30, 2014 (the most recent practicable date prior to the filing of the Current Report on Form 8-K filed with the SEC on November 7, 2014), and (3) the number of options to purchase Rockwood common stock that are outstanding at September 30, 2014, the total consideration would have been approximately $5.6 billion. Changes in the share price of Albemarle common stock, or changes in the number of outstanding shares of Rockwood common stock or stock options outstanding could result in material differences in the consideration and, thus, the purchase price and related purchase price allocation. At the effective time of the merger, each outstanding share of Rockwood common stock (other than Rockwood excluded shares) will be cancelled and converted into the right to receive (1) $50.65 in cash, without interest, and (2) 0.4803 of a share of Albemarle common stock.

The following is a preliminary estimate of the consideration to be paid by Albemarle in the merger (in millions):

Cash transferred ($50.65 x 71,240 shares of Rockwood common stock outstanding)	$3,608.3
Value of Albemarle shares issued to shareholders of Rockwood (71,240 shares of Rockwood common stock converted to 34,217 shares of Albemarle common stock at a 0.4803 conversion rate)	1,962.3
Value of previously vested Rockwood stock options converted into Albemarle stock options (at specified exchange ratio)	38.1

Total value of consideration transferred	$5,608.7

The estimated value of the consideration does not purport to represent the actual value of the total consideration that will be received by Rockwood’s stockholders when the merger is completed. In accordance with US GAAP, the fair value of the equity securities issued as part of the consideration will be measured at the closing date of the merger at the then-current market price. This requirement will likely result in a per share value component different from the $57.35 per share on October 30, 2014 assumed in the calculation, and that difference may be material. For example, an increase or decrease of 10% in the price of Albemarle’s common stock on the closing date of the merger from the price of Albemarle stock assumed in these unaudited pro forma condensed combined financial statements would change the value of the consideration by approximately $196.2 million, which would be reflected as an equivalent increase or decrease to goodwill.

The following is a summary of the preliminary estimated fair values of the net assets acquired (in millions):

Total estimated consideration transferred	$5,608.7
Cash	1,660.0
Accounts receivable	248.8
Inventories	307.6
Other Current Assets	45.5
Deferred tax assets	185.4
Property, plant and equipment	1,554.9
Investments	522.1
Other assets	28.0
Other intangible assets	1,800.0

Total Assets	$6,352.3

Accounts payable, accrued expenses and other liabilities	$323.9
Deferred tax liabilities	1,428.9
Long term debt	1,328.9
Pension and postretirement benefits	308.1
Other noncurrent liabilities	133.6
Noncontrolling interests	—

Net assets to be acquired	$2,828.9

Goodwill	$2,779.8

Albemarle has made preliminary allocation estimates based on limited access to information and will not have sufficient information to make final allocations until after completion of the merger. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger. Albemarle anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant, and equipment, customer relationships, brand names, patents and other intellectual property, trade names and trademarks, and other potential intangible assets. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

The final consideration, and amounts allocated to assets acquired and liabilities assumed in the merger could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the merger from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the merger. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

5.	PRO FORMA ADJUSTMENTS

Adjustments included in the column labeled “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

a)	Represents the preliminary net adjustment to cash in connection with the merger (in millions):

Cash portion of merger consideration	$(3,608.3)
Proceeds from additional borrowings, net of refinancing of Albemarle 2015 Senior Notes	1,550.0
Payment of transaction costs	(76.1)

Pro forma adjustment to cash	$(2,134.4)

Components of the adjustment include an increase in cash resulting from new debt expected to be incurred in connection with the merger (net of the use of proceeds to refinance $325.0 million of Albemarle 2015 Senior Notes), a decrease in cash resulting from payment of the cash component of the merger consideration, and estimated remaining transaction related costs of $76.1 million, consisting of financing fees of $9.5 million, commitment fees of $12.0 million, and advisory costs of $54.6 million. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 has been adjusted to add back transaction related costs of $27.4 million, consisting of $7.0 million in commitment fees, and $9.3 million and $11.1 million of transaction related costs for Albemarle and Rockwood, respectively, as these are related to the transaction and are considered non-recurring in nature.

b)	Reflects the preliminary estimated fair value adjustment to inventory acquired in the merger. As raw materials inventory was assumed to be at market value, the adjustment is related to work-in-process and finished goods inventory. The preliminary fair value of finished goods inventory to be acquired in the merger was determined based on an analysis of estimated future selling prices, costs of disposal, and gross profit on disposal costs. The preliminary fair value of work-in-process inventory also considered costs to complete inventory and estimated profit on these costs. The audited historical condensed statements of operations and unaudited pro forma condensed combined statements of operations do not reflect the impacts on cost of sales of an increase of $80.1 million of the estimated purchase accounting adjustment; this amount is directly related to the merger and is not expected to have a continuing impact on Albemarle’s operations.

c)	Represents the adjustment to property, plant and equipment to reflect the preliminary fair market value and the depreciation expense related to the change in fair value of property, plant and equipment recorded in relation to the merger. The amounts assigned to property, plant and equipment, the estimated useful lives, and the estimated depreciation expense related to the property, plant and equipment acquired are as follows (in millions):

	Preliminary fair value	Estimated weighted average life (years)	Depreciation expense for the year ended December 31, 2013	Depreciation expense for the nine months ended September 30, 2014
Land	$105.7	—	$—	$—
Buildings and improvements	212.9	12	18.0	13.5
Machinery and equipment	279.4	10	28.0	20.9
Furniture and fixtures	45.8	5	9.2	6.9
Mining rights	640.0	—	23.0	21.2
Construction in progress	271.1	—	—	—

Total	$1,554.9		$78.2	$62.5
Less: Rockwood historical PP&E and depreciation expense	$871.1		$67.1	$56.9

Pro forma adjustments	$683.8		$11.1	$5.6

Depreciation expense has been estimated based upon the nature of activities associated with the property, plant and equipment acquired, and depletion expense related to the mining rights has been estimated based on expected units of production. Therefore, for purposes of these unaudited pro forma condensed combined financial statements, Albemarle has reflected $8.2 million and $2.9 million of estimated additional depreciation and depletion expense in Cost of goods sold and Selling, general and administrative expenses, respectively, for the year ended December 31, 2013; and $3.4 million and $2.2 million, respectively, for the nine months ended September 30, 2014. With other assumptions held constant, a 10% increase in the fair value for property, plant and equipment would increase annual pro forma depreciation and depletion expense by approximately $7.8 million.

d)	Reflects the preliminary estimated adjustment to goodwill as a result of the merger. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 4. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, Albemarle will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable to the expected synergies of the combined business operations, new growth opportunities, and the acquired assembled and trained workforce of Rockwood. The goodwill is not expected to be deductible for tax purposes.

The preliminary pro forma adjustment to goodwill is calculated as follows (in millions):

Preliminary purchase price	$5,608.7
Less: Fair value of net assets to be acquired	2,828.9

Total estimated goodwill	2,779.8
Less: Rockwood historical goodwill	609.2

Pro forma adjustment	$2,170.6

e)	Reflects the pro forma impact of the recognized identifiable intangible assets that are being acquired and the related amortization expense related to the change in fair value of identifiable intangible assets acquired. The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows (in millions):

	Preliminary fair value	Estimated weighted average life (years)	Amortization expense for the year ended December 31, 2013	Amortization expense for the nine months ended September 30, 2014
Patents and other intellectual property	$60.0	15	$4.0	$3.0
Trade names and trademarks	450.0	35	12.8	9.6
Customer relationships	1,050.0	19	55.3	41.5
Brand names	240.0	20	12.0	9.0

Total	$1,800.0		$84.1	$63.1
Less: Rockwood historical intangible assets and amortization expense	110.5		26.3	18.9

Pro forma adjustments	$1,689.5		$57.8	$44.2

Albemarle has reflected the estimated additional amortization expense of $1.8 million and $56.0 million in Cost of goods sold and Selling, general and administrative expenses, respectively for the year ended December 31, 2013; and $2.8 million and $41.4 million in Cost of goods sold and Selling, general and administrative expenses, respectively, for the nine months ended September 30, 2014. With other assumptions held constant, a 10% increase in the fair value for amortizable intangible assets would increase annual pro forma amortization by approximately $8.4 million.

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit. The estimated life of the patents is based on the period over which they are expected to provide legal patent protection. The estimated lives of the trade names and brand names reflect the substantial periods over which they are expected to maintain influence in the market. The life of the customer relationships was determined after consideration of Rockwood’s historical customer buying and attrition patterns. Albemarle’s preliminary evaluations have indicated that there is relatively low turnover in Rockwood’s customers and management has no reason to believe that these general patterns will change in the future.

f)	To fund transaction-related items, the cash portion of the merger consideration and other one-time costs, and to refinance its existing $325.0 million of 2015 5.1% Senior Notes, Albemarle is expected to incur $1.875 billion of additional debt, with maturities ranging from five to thirty years and an expected weighted average interest rate of 3.39% on the principle amount of the debt. Additionally, Albemarle is considering funding some portion of this debt in the European Euro, but no currency impacts have been included in the pro forma adjustments due to the inability to estimate any potential impacts.

As of September 30, 2014, Rockwood’s estimated fair value of its unsecured Senior Notes due in 2020 was $1,289.9 million, based on quoted market values in active markets from financial service providers. The preliminary adjustment to long-term debt in connection with the merger is as follows (in millions):

Proceeds from borrowings, net of refinancing of 2015 Senior Notes	$1,550.0
Fair value of Rockwood’s debt assumed (including lease obligations)	1,328.9
Less: Rockwood’s historical long-term debt, including $10.3 of current portion	(1,288.3)

Pro forma adjustment to Long term debt	$1,590.6

Albemarle is expected to incur $9.5 million in debt issuance costs in conjunction with the new borrowings; these debt issuance costs will be capitalized as Deferred financing costs, net on the pro forma balance sheet and amortized over the life of the underlying debt instrument. In addition, deferred financing costs of $15.9 million related to Rockwood’s debt were written off in connection with the merger. As such, the net pro forma adjustment to Deferred financing costs on the unaudited pro forma balance sheet is $(6.4) million.

The preliminary adjustment reflects the estimated interest expense to be incurred by Albemarle as a result of the new borrowings (in millions):

	Interest expense for the year ended December 31, 2013	Interest expense for the nine months ended September 30, 2014
Reversal of amortization of Rockwood deferred financing fees written off in pro forma adjustment	$(4.4)	$(2.0)
Amortization of estimated capitalized debt issuance costs related to new borrowings	0.7	0.5
Amortization of fair value adjustment related to assumed debt	(5.1)	(3.8)
Reversal of interest expense on 2015 Senior Notes	(16.6)	(12.4)
Estimated interest expense on borrowings (1)	63.6	47.7

Pro forma adjustment	$38.2	$30.0

(1)	A change of 1/8% (12.5 basis points) in the interest rate would result in a $2.3 million change in annual interest expense.

g)	Transaction-related costs recognized as Selling, general, and administrative expenses by Albemarle and Rockwood related to the merger during the year ended December 31, 2013 of $0.4 million and $0.8 million, respectively, have not been eliminated from the unaudited pro forma statement of operations as such amounts are not significant; however, these items are directly attributable to the merger and will not have an ongoing impact.

h)	Represents the unaudited pro forma adjustment to accrued expenses of $25.9 million related to payments of retention and/or increased severance amounts expected to be paid to certain of Rockwood’s executive officers and other employees for pre combination services according to employment contracts ($16.8 million net of related income taxes receivable of $9.1 million which is recorded in Other current assets in the unaudited pro forma condensed combined balance sheet as of September 30, 2014.

i)	Represents the elimination of Rockwood’s historical equity balances, certain of which have been adjusted for retrospective application of the accounting methodology change for pensions and OPEB plan actuarial gains and losses described in Note 2. In addition, reflects the issuance of approximately 34.2 million shares of Albemarle common stock at closing (based upon the number of shares of Rockwood common stock at October 30, 2014 and shares underlying equity compensation awards outstanding at September 30, 2014).

The unaudited pro forma adjustment to Common stock is calculated as follows (in millions):

Common stock from merger (34,217 shares issued at par ($0.01))	$0.3
Less: Rockwood’s historical common stock	(0.8)

Pro forma adjustment	$(0.5)

The unaudited pro forma adjustment to Additional paid-in-capital is calculated as follows (in millions):

Additional paid-in-capital from merger (34,217 shares issued at $57.35)	1,962.0
Value of previously vested Rockwood stock options converted into Albemarle stock options	38.1
Less: Rockwood’s historical additional paid-in-capital	(1,275.3)

Pro forma adjustment	$724.8

The unaudited pro forma adjustment to Retained earnings is calculated as follows (in millions):

Tax benefit of one-time advisory costs and commitment fees	$23.3
Advisory costs and commitment fees	(66.6)
Total other adjustments	(43.3)
Less: Rockwood historical retained earnings, including sale of discontinued operations and accounting change	(1,946.4)
Pro Forma adjustment	$(1,989.7)

Retained earnings was reduced for estimated remaining transaction costs of $66.6 million ($43.3 million, net of $23.3 million of related income taxes receivable reflected in Other current assets), including estimated advisory costs of $54.6 million and estimated commitment fees of $12.0 million. These estimated remaining transaction costs have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the merger that will not have an ongoing impact on Albemarle.

j)	In connection with the merger, pursuant to the change of control provisions of the RSU agreements, all RSUs will be converted into the right to receive, on the original vesting date or, if earlier, upon a qualifying termination of employment, a fixed cash payment (rather than a cash payment based on the value of shares of Rockwood common stock at the time of payment). Achievement of the performance conditions for purposes of calculating the cash payment will be determined based on total shareholder return compared to a peer group of Rockwood (in the case of performance-based restricted stock units) or the increase in the Rockwood share price (in the case of performance-based market stock units), in each case, from the beginning of the performance period through the effective date of the merger, compared to the “CIC Per Share Price.” The “CIC Per Share Price” will equal the sum of (x) the cash portion of the merger consideration ($50.65) plus (y) the product of the exchange ratio (0.4803) and the volume weighted average price of a share of Albemarle common stock over the five trading days prior to the merger. In addition, following the merger and until the vesting date, the amount payable to award recipients will accrue interest at LIBOR plus 2.0% per annum, compounded daily on the basis of a year of 364 days. The calculated value of the cash payment for purposes of the unaudited pro forma condensed combined financial statements is $78.20 per Rockwood RSU based on the closing price of Albemarle’s common stock on the NYSE of $57.35 on October 30, 2014 (the most recent practicable date prior to the filing of the Current Report on Form 8-K filed with the SEC on November 7, 2014). Albemarle will assume a liability in the amount of $42.8 million for the portion of the cash payments related to pre combination services and will recognize post combination expense over the remaining vesting period related to these cash payments. The unaudited pro forma condensed combined balance sheet as of September 30, 2014, includes a pro forma adjustment to Other noncurrent liabilities in the amount of $42.8 million related to this assumed liability.

In addition, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine-months ended September 30, 2014, includes a pro forma adjustment in the amount of $5.3 million and $8.9 million, respectively, related to post combination expense estimated to be recognized by Albemarle related to these cash payments based upon post combination vesting conditions.

In addition, a pro forma adjustment to eliminate Rockwood’s Restricted Stock Units of $22.2 million was reflected as a result of these RSU’s being converted into the right to receive a cash payment as discussed above.

k)	Represents the estimated deferred income tax liability (asset) to be recorded by Albemarle as part of the accounting for the merger, based on the U.S. federal statutory tax rate of 35% multiplied by the fair value adjustments made to certain assets acquired and liabilities assumed, primarily as indicated below. The preliminary pro forma adjustment to record deferred taxes as part of the accounting for the merger was computed as follows (in millions):

	Adjustment to Asset Acquired (Liability Assumed)	Current Deferred Tax Liability(Asset)	Noncurrent Deferred Tax Liability(Asset)
Estimated fair value adjustment of identifiable intangible assets acquired	$1,689.5	$—	$591.3
Estimated fair value adjustment of inventory acquired	80.1	28.0	—
Estimated fair value adjustment of property, plant and equipment acquired	683.8	—	239.3
Estimated fair value adjustment of DTL on repatriation of cash		525.0	—

Deferred tax liabilities related to estimated fair value adjustments		$553.0	$830.6

Estimated fair value adjustment of German DTA on net operating losses	$—	$—	$54.9
Estimated fair value adjustment of restricted stock units compensation payable	(20.6)	—	(7.2)
Estimated fair value adjustment of pension and OPEB liabilities, net	(59.8)	—	(20.9)
Estimated fair value adjustment of existing Rockwood debt	(40.6)	—	(14.2)

Deferred tax assets related to estimated fair value adjustments		$—	$12.6

The unaudited pro forma adjustment to noncurrent deferred income tax assets reflects the elimination of $54.9 million of Rockwood’s deferred tax assets related to net operating losses and foreign tax credit carry forwards that management anticipates that Albemarle will not be able to realize after completion of the merger. Albemarle believes at this time that we will be utilizing the earnings from Rockwood and respective subsidiaries that are currently indefinitely invested to fund the repayment of the initial borrowings of the merger. These earnings are estimated to be approximately $1.5 billion and will generate a deferred tax liability of approximately $0.5 billion. This estimate has been made based on the gross value of the earnings, and not reduced by the potential offset from foreign tax credits that will be available upon distribution, as the true value of those credits is not known at this time.

For purposes of the unaudited pro forma condensed combined statement of operations, the United States federal statutory tax rate of 35% has been used for all periods presented. This rate does not reflect Albemarle’s effective tax rate, which includes other tax items, such as state and foreign taxes, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Fair value and other adjustments effective at the closing of the merger could be different based on factors including but not limited to tax rates, valuation differences, further information on taxes by jurisdiction, or other factors.

1)	The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted earnings per share is calculated as follows (in thousands of shares):

	Year Ended December 31, 2013		Nine Months Ended September 30, 2014
	Basic	Diluted	Basic	Diluted
Albemarle shares to be issued to shareholders of Rockwood	36,398	36,398	34,824	34,824
Elimination of all outstanding shares of Rockwood common stock	(75,781)	(75,781)	(72,504)	(72,504)
Stock options to be converted into Albemarle stock options	—	677	—	616
Elimination of Rockwood’s stock options and other incentives	—	(1,609)	—	(1,043)

Pro forma adjustment to share information	(39,383)	(40,315)	(37,680)	(38,107)

As all outstanding shares of Rockwood common stock will be eliminated in the merger, the unaudited pro forma weighted average number of basic shares outstanding is calculated by adding Albemarle’s historical weighted average number of basic shares outstanding for the period and the number of shares of Albemarle common stock expected to be issued to Rockwood’s stockholders in the merger. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding Albemarle’s historical weighted average number of diluted shares outstanding for the period and the number of shares of Albemarle common stock and stock options expected to be issued in the merger. As each outstanding award of Rockwood common stock issued under any of the Rockwood Restricted Unit Plans, whether or not then vested or exercisable, will be cancelled and terminated at the effective time of the merger in exchange for the right to receive cash, such restricted units were excluded from this calculation. See Note 1 for more information about treatment of share-based compensation under the provisions of the merger agreement.

DESCRIPTION OF NOTES

The following description is a summary of the terms of the notes being offered. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes, the guarantees and the indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. Wherever particular articles, sections or defined terms of the indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings ascribed to those terms in the accompanying prospectus. When we refer to “Albemarle,” “the company,” “we, “our,” or “us” in this section, we refer only to Albemarle Corporation and not its subsidiaries.

General

The notes will be issued under the indenture dated as of January 20, 2005, between us and U.S. Bank National Association, as successor to The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York), as trustee, as supplemented by a third supplemental indenture, to be dated the date of issuance of the notes, among us, Holdings, Holdings II and U.S. Bank National Association, as trustee. The 2019 senior notes will be initially issued in an aggregate principal amount of $              and will mature on             , 2019. The 2024 senior notes will be initially issued in an aggregate principal amount of $              and will mature on             , 2024. The 2044 senior notes will be initially issued in an aggregate principal amount of $              and will mature on             , 2044. The 2019 senior notes, 2024 senior notes and 2044 senior notes are collectively referred to herein as the “notes.” The notes will be direct unsecured obligations of the company, and on the issue date will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by Holdings and Holdings II, each of which is a wholly-owned subsidiary of the company.

The notes will bear interest at the applicable rate per annum shown on the cover of this prospectus supplement from             , 2014, or from the most recent date to which interest has been paid or provided for, payable semi-annually on              and             , commencing             , 2015 to the persons in whose names the notes are registered at the close of business on the next preceding              or             , respectively.

The indenture does not limit our ability or the ability of our subsidiaries to incur additional indebtedness. As of September 30, 2014, on a pro forma basis after giving effect to the Transactions, Albemarle and the note guarantors would have had total consolidated senior unsecured indebtedness of approximately $6.1 billion, consisting of, among other things, $350 million aggregate principal amount of our 4.50% senior notes due 2020, $             aggregate principal amount of the notes offered hereby, the proceeds from the Non-U.S. Debt Financing, borrowings of $1.15 billion under the cash bridge facility, borrowings under our commercial paper program, borrowings of $1.0 billion under the Term Loan and $1.25 billion aggregate principal amount of the Rockwood Notes. Albemarle and the note guarantors would have had no secured indebtedness and, excluding the Rockwood Notes and guarantees of the notes offered hereby and other guarantees that will be released when the Rockwood Notes are repaid or otherwise discharged, Albemarle’s subsidiaries would have had total debt and current liabilities relating to continuing operations, including trade payables, of $483.6 million, $62.6 million of which would have been indebtedness.

We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes under the indenture, equal in rank to the notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes, or except under certain circumstances for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption and otherwise as the notes issued under this prospectus supplement.

The notes will be issued only in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Note Guarantees

Our obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by Holdings and Holdings II, the note guarantors. The note guarantees will rank equally in right of payment with all existing and future liabilities of each of the note guarantors that are not subordinated. The note guarantees will effectively rank junior to any secured indebtedness of the respective note guarantor to the extent of the value of the assets securing such indebtedness. Under the terms of the guarantees, holders of the notes will not be required to exercise their remedies against us before they proceed directly against a note guarantor.

Upon consummation of the Merger, Holdings will merge with and into Rockwood, whereupon Rockwood will continue as the surviving corporation and assume all the obligations of Holdings as a note guarantor under the indenture. Similarly, following the Merger, within five business days of the Rockwood Notes achieving an investment grade rating or when such merger would not create a default under the indenture governing the Rockwood Notes, whichever is sooner, we intend to merge Holdings II with and into RSGI, with RSGI as the surviving company, and assume all the obligations of Holdings II under the indenture. See “Risk Factors—Risks Related to this Offering and the Notes—The notes will be structurally subordinated to indebtedness of our non-guarantor subsidiaries and joint ventures and, until RSGI merges with Holdings II, to the Rockwood Notes.”

Each note guarantor will be released and relieved from all its obligations under its note guarantee in the following circumstances, each of which is permitted by the indenture:

•	upon any sale, exchange or transfer of all of the company’s capital stock in such note guarantor (other than to an affiliate of the Company), which transaction is otherwise in compliance with the indenture;

•	upon any consolidation or merger of such note guarantor with or into the company or another note guarantor, which transaction is otherwise in compliance with the indenture; or

•	upon the redemption, defeasance, retirement or any other discharge in full of the Rockwood Notes.

The note guarantees of the note guarantors also will be released if we exercise our legal defeasance or our covenant defeasance option as described under “Description of Debt Securities—Defeasance” in the accompanying prospectus or if our obligations under the indenture are discharged as described under “Description of Debt Securities—Satisfaction and Discharge” in the accompanying prospectus. Once released in accordance with its terms, a note guarantee will not be required to be reinstated for any reason. At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any release of a note guarantee.

The indenture will provide that the obligations of each note guarantor under its note guarantee will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such note guarantor, would cause the note guarantee of such note guarantor not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law; provided, however, there is some doubt as to whether this limitation will be effective to prevent a note guarantee from constituting a fraudulent conveyance.

Ranking

The notes will be:

•	our senior unsecured indebtedness,

•	effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness,

•	structurally subordinated to any indebtedness of any of our subsidiaries that do not guarantee the notes,

•	pari passu with our existing and future senior unsecured indebtedness, and

•	senior in right of payment to our existing and future subordinated indebtedness.

The note guarantee of each note guarantor will be:

•	an unsubordinated unsecured obligation of such note guarantor,

•	effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such indebtedness,

•	structurally subordinated to any indebtedness of any subsidiaries of such note guarantor that do not guarantee the notes,

•	pari passu with such note guarantor’s existing and future senior unsecured indebtedness, and

•	senior in right of payment to such note guarantor’s existing and future subordinated indebtedness.

Payments on the Notes

Payments of the principal and premium, if any, in respect of notes that are not global securities will be made upon the surrender of the notes at the office or agency of the company maintained for that purpose in the City of New York designated from time to time by the trustee and payments of interest will be made by check mailed to holders at their addresses set forth in the security register; provided, however, that payments of interest will be made by wire transfer if a holder of at least $1.0 million in principal amount of notes has given wire transfer instructions to the trustee at least five business days prior to the applicable interest payment date. All payments of notes that are represented by global securities will be made by the transfer of immediately available funds to the nominee of the depositary for the notes.

Special Mandatory Redemption

In the event that we do not consummate the Merger on or prior to August 15, 2015, or the Merger Agreement is terminated at any time prior thereto, then we will be required to redeem the 2019 notes and the 2044 notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or duly provided for, whichever is later, to but excluding the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) September 15, 2015, if the Merger has not been completed on or prior to August 15, 2015, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement for any reason.

We will cause the notice of special mandatory redemption to be delivered electronically or mailed, with a copy to the trustee, within five business days after the occurrence of the event triggering the redemption to each holder of the 2019 notes or the 2044 notes at its registered address. If funds sufficient to pay the special mandatory redemption price of all notes to be redeemed on the Special Mandatory Redemption Date are deposited with the paying agent, on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, as of such Special Mandatory Redemption Date, interest will cease to accrue on the 2019 notes and the 2044 notes.

Optional Redemption

At any time prior to                 , 2019 (one month prior to the maturity date, the “2019 par call date”) in the case of the 2019 senior notes,             , 2024 (three months prior to the maturity date, the “2024 par call date”) in the case of the 2024 senior notes, and              , 2044 (six months prior to the maturity date, the “2044 par call date” and, together with the 2019 par call date and the 2024 par call date, the “par call dates” and each a “par call date”) in the case of the 2044 senior notes, we may redeem the notes of the applicable series in whole or in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) from the redemption date through the par call date of the notes being redeemed (assuming the notes matured on the par call date), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points with respect to the 2019 senior notes,              basis points with respect to the 2024 senior notes and              basis points with respect to the 2044 senior notes.

At any time on or after the 2019 par call date, the 2019 senior notes will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to the date of redemption. At any time on or after the 2024 par call date, the 2024 senior notes will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to the date of redemption. At any time on or after the 2044 par call date, the 2044 senior notes will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to the date of redemption.

In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming the notes matured on the applicable par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Albemarle.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States and such dealer’s affiliates.

“Reference Treasury Dealer” means each of (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their respective affiliates which are Primary Treasury Dealers, and their respective successors and (2) two other Primary Treasury Dealers appointed by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. If less than all of the notes of a series are to be redeemed at any time, the trustee will select notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate. The notice of redemption for the notes will state, among other things, the amount and series of the notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase (the “Change of Control Payment”).

Unless we have exercised our right to redeem the notes, within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes to their addresses as set forth in the register, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment on the Change of Control Payment Date.

We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing a majority of the voting power of our outstanding Voting Stock;

(3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4) the adoption by our stockholders of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to a series of notes, (i) the rating of such series of notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) such series of notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Trigger Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that we shall give notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Sinking Fund

There is no provision for a sinking fund applicable to the notes.

Events of Default

You will have special rights if an event of default occurs with respect to the notes and such event of default is not cured, as described under “Description of Debt Securities—Default and Related Matters” in the accompanying prospectus.

Defeasance

The notes will be subject to the defeasance provisions described under the caption “Description of Debt Securities—Defeasance” in the accompanying prospectus.

Security Register

The security register for the notes will be maintained at an office or agency of the trustee in The City of New York.

Book-Entry System

Each series of the notes initially will be represented by one or more registered global securities (the “Registered Global Securities”) registered in the name of Cede & Co. (the nominee of The Depository Trust Company (“DTC”)), or such other name as may be requested by an authorized representative of DTC. The provisions set forth under “Description of Debt Securities—Legal Ownership” in the accompanying prospectus will be applicable to the notes. Accordingly, beneficial interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by DTC and its participants. Except as described under “Description of Debt Securities—Legal Ownership” in the accompanying prospectus, owners of beneficial interests in the Registered Global Securities representing the notes will not be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC.

Purchases of notes under DTC’s system must be made by or through participants (for example, your broker), which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of notes represented by the Registered Global Securities (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which such Beneficial Owners entered into the transaction. Transfers of ownership interests in the Registered Global Securities representing notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive notes in definitive form, except in the event that use of the book-entry system for such notes is discontinued or upon the occurrence of certain other events described in the accompanying prospectus and in this prospectus supplement.

To facilitate subsequent transfers, the Registered Global Securities representing notes that are deposited by direct participants are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Registered Global Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Registered Global Securities representing the notes; DTC’s records reflect only the identity of the participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants and to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (or any other Depository nominee) will consent or vote with respect to the Registered Global Securities representing the notes. Under its usual procedures, DTC mails an omnibus proxy to Albemarle as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not DTC, the trustee or Albemarle, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither Albemarle nor the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the notes by DTC or the participants or for maintaining or reviewing any records of DTC or the participants relating to ownership interests in the notes or the disbursement of payments in respect of the notes.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to Albemarle or the trustee. Under such circumstances, and in the event that a successor securities depository is not obtained, notes in definitive form are required to be printed and delivered to each holder.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, notes in definitive form will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF MERGER FINANCING

Set forth below is a summary of certain outstanding indebtedness and other financing arrangements of Albemarle and Rockwood including in connection with the Merger. The following summary is not a complete description of the terms of these debt obligations and financing arrangements and is qualified in its entirety by reference to the applicable governing agreements, which with respect to our indebtedness are included as exhibits to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

The obligations of Albemarle and Holdings under the Merger Agreement are not subject to any conditions regarding their ability to finance, or obtain financing for, the transactions contemplated by the Merger Agreement, and they are obligated under the Merger Agreement to have sufficient funds available to satisfy their obligations under the Merger Agreement. Albemarle has obtained financing commitments for financing in order to pay (i) the cash consideration payable in connection with the Merger and (ii) related fees and expenses.

Commitment Letter

On July 15, 2014, in connection with its entry into the Merger Agreement, Albemarle entered into a commitment letter (which we refer to as the commitment letter) with Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (we refer to Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other financial institutions joining the commitment letter and providing commitments thereunder collectively as the “Commitment Parties”), pursuant to which the Commitment Parties agreed to provide commitments for (a) a senior unsecured cash bridge facility (the “cash bridge facility”) in an aggregate principal amount of up to $1.15 billion and (b) a senior unsecured bridge facility (the “bridge facility”) in an aggregate principal amount of up to $2.7 billion to be provided if, prior to the date of the completion of the Merger, (i) credit documentation with respect to the Term Loan is not effective and (ii) up to $1.7 billion in gross proceeds from the issuance and sale of senior unsecured notes (which we refer to as the senior notes) are not received by Albemarle.

In addition, pursuant to the commitment letter, Bank of America agreed to provide a new revolving credit facility in an aggregate principal amount not to exceed $750 million (which we refer to as the backstop revolving facility) to the extent Albemarle could not obtain the required consents to the Amendment to its Existing Revolving Credit Facility.

The commitment letter sets out the principal terms of the cash bridge facility, the bridge facility, the Term Loan and the backstop revolving facility. The funding of each of the facilities is subject to customary conditions precedent for acquisition financings, including entry into definitive credit documentation and the completion of the Merger.

On August 15, 2014, Albemarle entered into a term loan credit agreement with respect to the Term Loan, as well as the Amendment to its Existing Revolving Credit Facility.

Cash Bridge Facility

On or prior to the date of the completion of the Merger, Albemarle expects to enter into a new senior unsecured credit facility agreement documenting the cash bridge facility pursuant to which the lenders thereunder will provide up to $1.15 billion in loans. The cash bridge facility will be guaranteed by each of our subsidiaries that guarantee our Revolving Credit Facility.

Amounts borrowed under the cash bridge facility are intended to be used as short-term borrowings to fund a portion of the cash consideration payable in connection with the Merger and pay related fees and expenses. Proceeds of any dividends or distributions received by Albemarle from Rockwood will be required to be used to prepay the cash bridge facility. The cash bridge facility will mature on the date that is 60 days following the completion of the Merger.

The interest rate payable on amounts outstanding under the cash bridge facility will be equal to either (i) LIBOR or (ii) an alternate base rate (to be defined as the highest of (a) Bank of America’s prime rate, (b) the Federal Funds rate plus 0.50% and (c) a daily rate equal to one month LIBOR plus 1.00%), plus, in each case, an applicable margin based on Albemarle’s credit rating.

The cash bridge facility documentation will contain customary events of default, representations and warranties and covenants, including a financial maintenance covenant requiring Albemarle to maintain a maximum leverage ratio of 4.50 times consolidated EBITDA (calculated to include cost synergies related to the Merger reasonably expected to be realized within 12 months of the completion of the Merger up to 5% of consolidated EBITDA).

Bridge Facility

To the extent that, prior to the date of the completion of the Merger, (i) definitive documentation for the Term Loan does not become effective or (ii) Albemarle has not received gross proceeds of up to $1.7 billion from the sale of the senior notes, Albemarle expects to enter into a new senior unsecured credit facility agreement for the bridge facility pursuant to which the lenders thereunder will provide up to $2.7 billion in loans. The bridge facility will be guaranteed by each of Albemarle’s subsidiaries that guarantee Albemarle’s Revolving Credit Facility. Definitive documentation for the Term Loan and the Amendment to the Existing Revolving Credit Facility became effective on August 15, 2014.

Amounts borrowed under the bridge facility are intended to be used to fund a portion of the cash consideration payable in connection with the Merger and pay related fees and expenses. Proceeds of any equity issuances and debt incurred by Albemarle (in each case subject to certain customary exceptions, including the issuance of commercial paper and debt issued to refinance Albemarle’s 2015 notes) will be used to mandatorily prepay the bridge facility. The bridge facility will mature on the date that is 364 days following the completion of the Merger.

The interest rate payable on amounts outstanding under the bridge facility will be equal to either (i) LIBOR or (ii) an alternate base rate (to be defined as the highest of (a) Bank of America’s prime rate, (b) the Federal Funds rate plus 0.50% and (c) a daily rate equal to one month LIBOR plus 1.00%), plus, in each case, an applicable margin based on Albemarle’s credit rating, which increases every 90 days following the completion of the Merger. In addition, an increasing duration fee will be payable on the 90th, 180th and 270th days following the completion of the Merger on the outstanding principal amount, if any, under the bridge facility.

The bridge facility documentation will contain customary events of default, representations and warranties and covenants, including a financial maintenance covenant requiring Albemarle to maintain a maximum leverage ratio of 4.50 times consolidated EBITDA (calculated to include cost synergies related to the Merger reasonably expected to be realized within 12 months of the completion of the Merger up to 5% of consolidated EBITDA).

Term Loan

On August 15, 2014, Albemarle entered into the Term Loan providing for a tranche of senior unsecured term loans in an aggregate amount of $1.0 billion.

Loans available under the term loan credit agreement bear interest at variable rates based on an average LIBOR for deposits in dollars plus an applicable margin which ranges from 1.125% to 2.000%, depending on Albemarle’s credit rating. The term loan credit agreement provides that upon the earlier of (i) 70 days following the guarantee by Albemarle or any of its subsidiaries (other than Rockwood or any of its existing subsidiaries) of the Rockwood Notes or (ii) the guarantee by Albemarle or any of its subsidiaries of any of the senior unsecured notes issued and sold by Albemarle (or any of its subsidiaries) in connection with the Merger, each such subsidiary that is an obligor of such notes will guarantee the Term Loan. These subsidiary guarantees will be released when none of the relevant subsidiaries are obligors of the Rockwood Notes or any of the notes offered hereby.

Amounts borrowed under the Term Loan are intended to be used as short-term borrowings to fund a portion of the cash consideration payable in connection with the Merger and pay related fees and expenses. An amount up to the net cash proceeds of the sale of Rockwood’s TiO2 Pigments and Other Businesses, which closed on October 1, 2014, is required to be used to prepay the Term Loan following completion of the Merger. The Term Loan will mature on the date that is 364 days following the date of funding, which will occur on the completion of the Merger.

Amendment to Existing Revolving Credit Facility

On August 15, 2014, Albemarle entered into the Amendment to its existing five-year revolving, unsecured credit facility. Certain provisions of the Existing Revolving Credit Facility were amended by the Amendment, including:

•	increasing the maximum leverage ratio that Albemarle is permitted to maintain to 4.50 times consolidated EBITDA (calculated to include cost synergies related to the Merger reasonably expected to be realized within 12 months of the completion of the Merger up to 5% of consolidated EBITDA) for the first four quarters following the completion of the Merger, stepping down by 0.25 on a quarterly basis thereafter until reaching 3.50 times consolidated EBITDA;

•	providing that up to $100 million may be borrowed by Albemarle on the date of the completion of the Merger, subject only to a limited set of borrowing conditions, consistent with the conditions to borrowing on such date under the bridge facility;

•	modifying the indebtedness covenant to permit, to the extent Albemarle or any of its subsidiaries (other than Rockwood or any of its existing subsidiaries) guarantees the Rockwood Notes, the incurrence of indebtedness represented by the Rockwood Notes so long as the obligors under the Rockwood Notes are also obligors under the Existing Revolving Credit Facility; and

•	providing that upon the earlier of (i) 70 days following the guarantee by Albemarle or any of its subsidiaries (other than Rockwood or any of its existing subsidiaries) of the Rockwood Notes or (ii) the guarantee by Albemarle or any of its subsidiaries of any of the senior unsecured notes issued and sold by Albemarle (or any of its subsidiaries) in connection with the Merger, each such subsidiary that is an obligor of such notes will guarantee the Existing Revolving Credit Facility. These subsidiary guarantees will be released when none of the relevant subsidiaries are obligors of the Rockwood Notes or any of the notes offered hereby.

Anticipated Guarantees in Connection with the Merger

Albemarle intends to guarantee the Rockwood Notes upon completion of the Merger. In the Merger, Holdings will merge with and into Rockwood, the parent guarantor of the Rockwood Notes. In addition, following the Merger, within five business days of the Rockwood Notes achieving an investment grade rating or when such merger would not create a default under the indenture governing the Rockwood Notes, whichever is sooner, we intend to merge Holdings II with and into RSGI, the issuer of the Rockwood Notes, with RSGI as the surviving company. Holdings and Holdings II (and their respective successors) will also guarantee our Revolving Credit Facility and Term Loan. The guarantees of Holdings and Holdings II of the notes offered hereby, our Revolving Credit Facility and Term Loan will be released when the Rockwood Notes have been repaid or otherwise discharged.

Description of Other Indebtedness

For a description of our other indebtedness, see Note 12 to the Notes to the Consolidated Financial Statements for the year ended December 31, 2013, included in our Current Report on Form 8-K dated August 7, 2014 and incorporated by reference into the accompanying prospectus. For a description of Rockwood’s other indebtedness, see Note 10 to the Consolidated Financial Statements for year ended December 31, 2013, incorporated by reference to Exhibit 99.2 to our Current Report on Form 8-K/A, filed on October 1, 2014 and incorporated by reference into the prospectus attached hereto. See “Capitalization” for more information about our and Rockwood’s other indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective investors should consult their professional advisors on the possible tax consequences of acquiring, owning or disposing of any notes under the laws of their country of citizenship, residence or domicile. The discussion that follows is based upon the applicable laws and interpretations thereof as in effect in the United States as of the date hereof, all of which laws and interpretations are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively.

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a holder who purchases notes in the initial offering.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, also referred to as the Code, applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought and do not intend to seek a ruling from the Internal Revenue Service, also referred to as the IRS, on any aspect of these transactions. Accordingly, we cannot assure you that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge to those views by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxes, and does not deal with foreign, state, local or other tax considerations, that may be relevant to holders of the notes in light of their particular circumstances, including the Medicare tax on net investment income and the alternative minimum tax. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, if you are a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank or other financial institution, an employee stock ownership plan, a controlled foreign corporation, a passive foreign investment company, a corporation that accumulates earnings to avoid tax, an insurance company, a tax-exempt organization, a former citizen or resident of the United States, a person subject to the alternative minimum tax, a person that owns notes that are a hedge or that are hedged against interest rate or currency risks, a person that owns notes as part of a straddle or a conversion transaction for tax purposes, a person that purchases or sells notes as part of a wash sale for tax purposes or a U.S. Holder whose functional currency for tax purposes is not the U.S. dollar). A change in law may alter significantly the tax considerations that we describe in this summary.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction and the possible effect of changes in tax laws.

Certain Contingent Payments

We may be obligated to pay an amount in excess of the stated interest and/or the principal amount of the notes, as described, for example, in “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event” and in “Description of Notes—Special Mandatory Redemption.” The Treasury regulations on debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. Although the matter is not free from doubt, we believe, and intend to take the position, that the notes should not be characterized as contingent payment debt instruments under U.S. federal income tax law because the possibility of our making any of these contingent payments is remote, or such payments are incidental. Our determination is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our determination is not, however, binding on the IRS, and if the IRS successfully takes a contrary position, a U.S. Holder may be required (i) to accrue interest income at a rate higher than the stated interest rate on the notes, and (ii) to treat as ordinary income, rather than capital gain, a portion or all of any gain on the sale or retirement of the notes. You should consult your tax advisor about the risk of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

U.S. Holders

Interest

Interest on a note will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Dispositions of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be equal to your cost for the note (increased by any accrued but unpaid interest that you have previously taken into income, and reduced by any principal payments you have previously received in respect of the note).

Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are currently subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

U.S. federal backup withholding will apply to interest on the notes and proceeds from the sale or other disposition of the notes unless (a) you are an exempt U.S. Holder and, when required, demonstrate this fact, or (b) you provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. A U.S. Holder who does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

You will also be subject to information reporting on interest on the notes and proceeds from the sale or other disposition of the notes, unless you are an exempt recipient and appropriately establish that exemption.

Non-U.S. Holders

Interest

Except as described below under “—FATCA” and “—Information Reporting and Backup Withholding,” payments of interest on the notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•	you do not own, actually or constructively, 10% or more of the combined voting power of all classes of Albemarle stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to Albemarle through stock ownership; and

•	you are not receiving such interest payments as income effectively connected with the conduct of a trade or business within the United States.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or appropriate substitute form to Albemarle or its paying agent certifying under penalty of perjury that you are not a U.S. person (as defined in the Code). If you hold the notes through a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its business and is acting on your behalf, you generally will be required to provide appropriate certifications to the institution. Your institution will then generally be required to provide appropriate certifications to Albemarle or its paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to Albemarle or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to the 30% U.S. federal withholding tax, unless you provide Albemarle or its paying agent with either (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to U.S. federal withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. See “— Income or Gain Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange or Other Taxable Dispositions of Notes

Except as described below under “—FATCA” and “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•	the gain is effectively connected with a U.S. trade or business conducted by you (and generally if a tax treaty applies, attributable to your permanent establishment in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and generally if a tax treaty applies, attributable to your permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to U.S. federal withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to Albemarle or its paying agent.

If you are a corporation, the portion of your “earnings and profits” that is effectively connected with your U.S. trade or business (and generally if a tax treaty applies, attributable to your permanent establishment in the United States) also may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for an exemption or a lower rate.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” will impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S. source interest and gross proceeds from the sale of certain securities producing such U.S. source interest made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement in place with the United States with respect to FATCA may be subject to different rules. The withholding obligations described above currently apply to payments of U.S. source interest and will apply to payments of gross proceeds from a sale or other disposition of debt instruments on or after January 1, 2017. Non-U.S. Holders are urged to consult their own tax advisors regarding FATCA and the application of these requirements to an investment in the notes.

Information Reporting and Backup Withholding

Payments to you as a Non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

U.S. backup withholding may apply to certain payments of principal and interest on the notes to Non-U.S. Holders, as well as to the proceeds of sales of the notes made through certain U.S. related brokers, unless you have made appropriate certifications as to your status as a Non-U.S. Holder, or have otherwise established an exemption. The certification of foreign status described above under “— Interest” is generally effective to establish an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2019 Notes	Principal Amount of 2024 Notes	Principal Amount of 2044 Notes
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of         % of the principal amount of the 2019 notes,                 % of the principal amount of the 2024 notes and                 % of the principal amount of the 2044 notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $              and are payable by us.

New Issue of Notes

Each series of notes are a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any national securities exchange or for inclusion of any series of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about             , 2014, which will be the              business day following the date of this prospectus supplement (such settlement being referred to as “T+            ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+            , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC serve as lenders under our Revolving Credit Facility and Term Loan. In addition, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as administrative agent, swing line lender and L/C issuer, an affiliate of J.P. Morgan Securities LLC serves as syndication agent, an affiliate of Wells Fargo Securities, LLC serves as co-documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC serve as joint lead arrangers and co-book managers under our Revolving Credit Facility. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as administrative agent, affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC serve as co-syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as sole bookrunner and joint lead arranger, and each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC serves as joint lead arranger under our Term Loan.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and one of its affiliates have provided a definitive commitment to provide us with the cash bridge facility and the bridge facility and are entitled to fees in connection therewith. In addition, an affiliate of each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC holds a portion of the commitment under the cash bridge facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated is also acting as financial advisor to us in connection with the Merger. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus

Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

VALIDITY OF SECURITIES

The validity of the notes and related note guarantees offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York and for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to Albemarle Corporation’s Current Report on Form 8-K dated August 7, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Albemarle Corporation for the year ended December 31, 2013 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Rockwood Holdings Inc. and Subsidiaries, as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011, incorporated in this prospectus supplement by reference from Albemarle Corporation’s Current Report on Form 8-K/A dated October 1, 2014, and the effectiveness of Rockwood Holdings Inc. and Subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Albemarle Holdings Corporation

Albemarle Holdings II Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants to Purchase Debt Securities

Warrants to Purchase Common Stock

Units

We may offer and sell common stock, preferred stock, debt securities, consisting of notes, debentures or other evidences of indebtedness, guarantees of debt securities, warrants to purchase debt securities, warrants to purchase common stock or units from time to time in one or more offerings, in amounts, at prices and on other terms to be determined at the time of offering.

We will provide you with more specific terms of the securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, carefully before you invest.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Albemarle Corporation’s common stock is listed on the New York Stock Exchange under the symbol “ALB”.

Investing in these securities involves certain risks. See the section  entitled “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The securities are not being offered in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

i

RISK FACTORS

An investment in our securities involves certain risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus (including future filings we make with the SEC that are also incorporated by reference in this prospectus), together with all of the other information contained in this prospectus or any applicable prospectus supplement. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, any combination of the following securities described in this prospectus and the applicable prospectus supplements:

•	shares of the common stock of Albemarle Corporation (“common stock”);

•	shares of Albemarle Corporation’s preferred stock (“preferred stock”);

•	debt securities (“debt securities”), which may be either senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”) and guaranteed by Albemarle Holdings Corporation, Albemarle Holdings II Corporation and/or any relevant subsidiary guarantor of Albemarle Corporation (any such subsidiary guarantor, a “Subsidiary Guarantor”);

•	guarantees by Albemarle Corporation of certain of its subsidiaries’ debt securities;

•	warrants to purchase debt securities (“debt warrants”);

•	warrants to purchase common stock of Albemarle Corporation (“common warrants,” and the shares underlying such common warrants, the “warrant shares”); or

•	units.

The terms of the securities will be determined at the time of offering.

We will refer to the common stock, preferred stock, debt securities, guarantees of debt securities, debt warrants, common warrants, warrant shares and units, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the “offered securities.” The offered securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, common warrants, warrant shares or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We filed a registration statement containing this prospectus with the SEC. The registration statement includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless expressly stated or the context otherwise indicates, the terms “Albemarle,” “we,” “us,” “our” or the “Company” mean Albemarle Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges. Our reports, proxy statements and other information relating to us can also be read and copied at the New York Stock Exchange, or NYSE, located at 11 Wall St., New York, New York 10005, (212) 656-3000. Our common stock is listed on the NYSE under the symbol “ALB.”

We make available, free of charge, on or through our web site, copies of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at http://www.albemarle.com. The information on our web site is not, and shall not be deemed to be, part of this prospectus, any prospectus supplement or the registration statement, and our web address is included in this prospectus as an inactive textual reference only.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 25, 2014 (the “2013 Form 10-K”).

(b)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the SEC on April 24, 2014.

(c)	Our Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on July 31, 2014.

(d)	Our Current Reports on Form 8-K, filed with the SEC on February 28, 2014, March 26, 2014, May 14, 2014, May 30, 2014, July 15, 2014 (and the related Form 8-K/A filed on October 1, 2014), July 18, 2014, August 8, 2014 (including both such Current Reports on Form 8-K filed on such date), August 21, 2014, September 10, 2014 and September 17, 2014.

(e)	Our Joint Proxy Statement/Prospectus on Form S-4 (Registration No. 333-198415), filed with the SEC on August 28, 2014, as amended by Amendment No. 1 to Form S-4, filed with the SEC on September 23, 2014 (but only with respect to the sections entitled “Risk Factors—Risks Related to the Merger” and “Risk Factors—Risks Related to the Combined Companies” and Exhibits 10.1 and 10.2 thereof).

(f)	The description of our common stock included in our Registration Statement on Form 10/A (No. 1-12658), filed with the SEC on February 11, 1994.

We will make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to:

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Attention: Investor Relations

(225) 388-8011

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical fact, including with respect to any forward-looking statements regarding the agreement and plan of merger (the “merger agreement”) pursuant to which our wholly-owned subsidiary, Albemarle Holdings Corporation, will merge with and into Rockwood Holdings, Inc. (“Rockwood”) and Rockwood will become our wholly-owned subsidiary (the “Merger”), the anticipated consequences and benefits of the Merger, the combined businesses of Albemarle and Rockwood and the targeted completion date for the Merger.

These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning or the negative thereof. Such statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation:

•	the receipt of necessary shareholder approvals for the Merger;

•	the receipt and timing of necessary regulatory approvals for the Merger;

•	the ability to finance the Merger;

•	changes in credit ratings;

•	the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies;

•	changes caused by the announcement or pendency of the transactions contemplated by the merger agreement;

•	changes in economic and business conditions;

•	changes in financial and operating performance of major customers and industries and markets served by us;

•	the timing of orders received from customers;

•	the gain or loss of significant customers;

•	competition from other manufacturers;

•	changes in the demand for products or the end-use markets in which products are sold;

•	hazards associated with chemicals manufacturing;

•	limitations or prohibitions on the manufacture and sale of products;

•	availability of raw materials;

•	changes in the cost of raw materials and energy;

•	technological changes affecting production of our materials;

•	changes in markets in general;

•	fluctuations in interest rates, exchange rates and currency values;

•	changes in laws and government regulation impacting operations or products;

•	the occurrence of claims or litigation;

•	the occurrence of natural disasters;

•	political unrest affecting the global economy in general or the jurisdictions in which we operate in particular;

•	political instability affecting manufacturing operations, joint ventures or customers’ operations;

•	changes in accounting standards;

•	changes in the jurisdictional mix of our earnings and changes in tax laws and rates;

•	volatility and substantial uncertainties in the debt and equity markets;

•	technology or intellectual property infringement; and

•	decisions that we may make in the future.

In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in our SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the 2013 Form 10-K. These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ALBEMARLE CORPORATION

We are a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals that meet customer needs across an exceptionally diverse range of end markets including the petroleum refining, consumer electronics, plastics/packaging, construction, automotive, lubricants, pharmaceuticals, crop protection, food safety and custom chemistry services markets. We are committed to global sustainability and are advancing responsible eco-practices and solutions. We believe that our commercial and geographic diversity, technical expertise, innovative capability, flexible, low-cost global manufacturing base, experienced management team, and strategic focus on our core base technologies will enable us to maintain leading market positions in those areas of the specialty chemicals industry in which we operate.

We and our joint ventures currently operate 49 facilities, encompassing production, research and development facilities, and administrative and sales offices in North and South America, Europe, the Middle East, Asia, Africa and Australia. We serve approximately 2,700 customers in approximately 100 countries.

The Company was incorporated in Virginia in 1993. Our principal executive offices are located at 451 Florida Street, Baton Rouge, Louisiana 70801 and our telephone number is (225) 388-8011. We maintain a website at http://www.albemarle.com. Information on our website is not incorporated by reference herein.

ALBEMARLE HOLDINGS CORPORATION

Albemarle Holdings Corporation was formed in July 2014 in connection with the Merger described below.

ALBEMARLE HOLDINGS II CORPORATION

Albemarle Holdings II Corporation was formed in September 2014 in connection with the Merger described below.

THE MERGER

On July 15, 2014, Albemarle Corporation, Albemarle Holdings Corporation, a wholly-owned subsidiary of Albemarle Corporation, and Rockwood entered into the merger agreement pursuant to which Albemarle Holdings Corporation will merge with and into Rockwood, with Rockwood as the surviving corporation. The Merger is subject to the terms and conditions set out in the merger agreement. Following the completion of the Merger, Rockwood will be our wholly-owned subsidiary and Rockwood common stock will no longer be publicly traded.

In the Merger, each outstanding share of Rockwood common stock (other than shares owned, directly or indirectly, by us, Albemarle Holdings Corporation or Rockwood and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive the following:

•	$50.65 in cash, without interest; and

•	0.4803 of a share of our common stock.

The Merger is subject to shareholder and regulatory approvals and other customary closing conditions and is expected to close in the first quarter of 2015.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the period indicated:

	Year Ended December 31,					Six months ended June 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	4.6	11.2	10.5	8.5	12.0	8.1

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations before adjustment for net income attributable to non-controlling interests or equity in net income or losses of unconsolidated investments plus fixed charges, amortization of capitalized interest and distributed income of unconsolidated investments less capitalized interest and net income attributable to non-controlling interests (net of tax) that have not incurred fixed charges. “Fixed charges” consist of interest expense (before capitalized interest), and a portion of rental expense (1/3) that we believe to be representative of interest. During the periods presented in the table above, no shares of preferred stock were outstanding.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, acquisitions, including the cash portion of the consideration for the Merger, working capital, capital expenditures, the repurchase of shares of common stock, the repayment or refinancing of outstanding indebtedness and funding pension obligations. Specific information concerning the use of proceeds from the sale of any securities will be included in the applicable prospectus supplement relating to such securities.

DESCRIPTION OF COMMON STOCK

General

The following briefly summarizes the provisions of Albemarle’s amended and restated articles of incorporation and amended and restated bylaws (which we collectively refer to in this prospectus as the Albemarle organizational documents) that would be important to holders of Albemarle common stock. The following summary of Albemarle common stock is subject in all respects to applicable Virginia law and the Albemarle organizational documents, which are exhibits to the registration statement that contains this prospectus. In this “Description of Common Stock” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

Authorized Shares

Albemarle’s amended and restated articles of incorporation authorize the issuance of 150,000,000 shares of common stock, $0.01 par value per share and 15,000,000 shares of preferred stock. As of September 30, 2014, there were 78,248,753 shares of Albemarle common stock issued and outstanding, which were held by 2,950 shareholders of record, and no shares of Albemarle preferred stock were issued and outstanding.

Voting Rights

Holders of Albemarle common stock are entitled to one vote per share on all matters voted on generally by shareholders, including the election of directors. Albemarle’s amended and restated articles of incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of the outstanding shares of Albemarle common stock have the capacity to elect all of the members of the Albemarle board of directors.

Except as otherwise required by law or with respect to any outstanding class or series of Albemarle preferred stock, the holders of Albemarle common stock possess all voting power.

Under Albemarle’s amended and restated articles of incorporation, shareholder action is generally effective if the votes cast in favor of the action exceed the votes cast against the action. But the election of directors requires a plurality of the votes cast by Albemarle shareholders at a meeting at which a quorum is present. However, Albemarle’s amended and restated articles of incorporation require the affirmative vote of at least two-thirds of the outstanding shares of Albemarle common stock for the approval of mergers, statutory share exchanges, sales or other dispositions of all or substantially all of Albemarle’s assets outside the usual and regular course of business or dissolution of Albemarle, except that the affirmative vote of 75% of the outstanding shares of Albemarle common stock is required for approval of an affiliated transaction. An affiliated transaction generally is defined as any of the following transactions:

•	a merger, a share exchange or material dispositions of corporate assets not in the ordinary course of business, to or with an interested shareholder, or any material guarantee of any indebtedness of any interested shareholder (defined as any holder of more than 10% of any class of outstanding voting shares);

•	certain sales or other dispositions to an interested shareholder of voting shares of Albemarle or any of its subsidiaries having an aggregate fair market value greater than 5% of the aggregate fair market value of all outstanding voting shares;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•	any reclassification, including reverse stock splits, recapitalizations or mergers of Albemarle with any of its subsidiaries, that increases the percentage of the outstanding voting shares of Albemarle or any of its subsidiaries, owned beneficially by any interested shareholder by more than 5%.

The supermajority voting requirement does not apply to a transaction with a shareholder who, together with his or her affiliates and associates, became the beneficial owner of more than 10% of any class of Albemarle outstanding voting shares as of the close of business on February 28, 1994, the date of the distribution by Ethyl Corporation to its shareholders of all of the outstanding shares of Albemarle common stock.

Furthermore, the affirmative vote of the holders of 75% of the voting power of Albemarle’s outstanding shares must approve an amendment to provisions in Albemarle’s amended and restated articles of incorporation relating to the supermajority voting requirement for affiliated transactions.

Notice

Except as otherwise required by the Virginia Stock Corporation Act (the “VSCA”), written notice stating the date, time and place of every meeting, and the purpose or purposes of any special meeting of Albemarle shareholders, must be sent not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

Quorum

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum.

Shareholder Proposals

Albemarle’s amended and restated bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders or nominate candidates for election as directors must provide timely notice of their proposal in writing to the Secretary of Albemarle. Generally, to be timely, a shareholder’s notice must be received at Albemarle’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. If the annual meeting is scheduled more than 30 days before, or 70 days after the first anniversary of the previous year’s annual meeting, the shareholder must provide notice to the Secretary of Albemarle no earlier than within 90 to 120 days before the meeting or 10 days after the meeting’s public announcement, whichever is later. Albemarle’s amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice.

Dividend Rights; Rights Upon Liquidation

Subject to any preferential rights of holders of any shares of Albemarle preferred stock that may be outstanding, holders of shares of Albemarle common stock are entitled to receive dividends and other distributions on their shares of common stock out of assets legally available for distribution when, as and if authorized and declared by the Albemarle board of directors and to share ratably in Albemarle’s assets legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up.

Miscellaneous

Holders of Albemarle common stock have no preferences or preemptive, conversion, exchange, redemption or sinking fund rights. Shares of Albemarle common stock will not be liable for further calls or assessments by Albemarle, and the holders of Albemarle common stock will not be liable for any of Albemarle’s liabilities.

Albemarle’s amended and restated bylaws also provide that unless Albemarle consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia, will be the sole and exclusive forum for any derivative action brought on behalf of Albemarle, any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of Albemarle to Albemarle or Albemarle shareholders, any action arising pursuant to the VSCA or Albemarle’s organizational documents or any action asserting a claim governed by the internal affairs doctrine.

Albemarle common stock is listed on the NYSE under the symbol “ALB.”

Anti-Takeover Provisions

The Albemarle organizational documents and Virginia law contain provisions that may have the effect of impeding, delaying or discouraging the acquisition of control of Albemarle by means of a tender or exchange offer, proxy fight, merger or share exchange, open market purchases or otherwise in a transaction not approved by the Albemarle board of directors. These provisions are designed to reduce, or have the effect of reducing, Albemarle’s vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of Albemarle’s assets or an unsolicited takeover attempt that the Albemarle board of directors does not believe is in the best interests of its shareholders.

Under Albemarle’s amended and restated articles of incorporation, the Albemarle board of directors has the authority, without further shareholder approval, to issue preferred stock in classes or series and to fix the designations, voting power, preferences and rights of the shares of each class or series and any qualifications, limitations or restrictions with respect to that class or series. Under this authority, the Albemarle board of directors could create and issue a class or series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of Albemarle’s capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of Albemarle common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or discourage an attempt by, a potential acquiror to obtain control of Albemarle by means of a merger, share exchange, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of Albemarle’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Albemarle without any further action by Albemarle shareholders.

Other provisions of the Albemarle organizational documents that may make replacing the Albemarle board of directors more difficult include:

•	75% supermajority voting requirements to approve affiliated transactions or an amendment to the provisions in Albemarle’s amended and restated articles of incorporation relating to this supermajority voting requirement;

•	prohibition on shareholders calling a special meeting of shareholders;

•	inability of shareholders to act by less-than-unanimous written consent;

•	requirements for advance notice for proposing business or making director nominations at shareholder meetings;

•	removal of directors only for cause; and

•	ability of the Albemarle board of directors to increase the size of the board of directors and fill vacancies on the board of directors.

Affiliated Transactions Statute

Virginia law contains provisions governing affiliated transactions. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder, for a period of three years following the date that such person became an interested shareholder unless:

•	a majority of (but not fewer than two) disinterested directors on the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•	before the date the person became an interested shareholder, a majority of the disinterested directors on the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

After three years, any such transaction must satisfy certain fair price requirements in the statute or be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder. For a description of the affiliated transactions subject to this approval requirement, see “—Voting Rights.”

Control Share Acquisitions Statute

Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

As permitted by Virginia law, the Albemarle board of directors has adopted a bylaw providing that the control share acquisition provisions of Virginia law do not apply to the acquisition of its shares.

Transfer Agent and Registrar

Wells Fargo Shareholder Services is the transfer agent and registrar for Albemarle common stock.

Limitation of Liability and Indemnification Matters

Albemarle’s amended and restated articles of incorporation provide that no director or officer shall be liable to Albemarle or its shareholders for monetary damages except for liability resulting from such person’s willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Albemarle’s amended and restated articles of incorporation require Albemarle to indemnify any director or officer who was or is a party to a proceeding (including a proceeding brought by a shareholder in the right of Albemarle or brought by or on behalf of Albemarle shareholders) due to his or her status as a director or officer of Albemarle or who was or is serving at Albemarle’s request as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification covers the obligation to pay a judgment, settlement, penalty, fine or excise tax assessed with respect to an employee benefit plan and all reasonable expenses incurred by any such director or officer. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent legal counsel, or by the shareholders (excluding shares owned by or under the control of directors party to the proceeding), must determine that the conduct of the director or officer seeking indemnification does not constitute willful misconduct or a knowing violation of the criminal law.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Albemarle pursuant to the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF PREFERRED STOCK

We may issue preferred stock in one or more classes or series, as described below. The following briefly summarizes the provisions of our amended and restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation, which is an exhibit to the registration statement that contains this prospectus. Reference to a class or series of preferred stock means all of the shares of preferred stock issued as part of the same class or series under articles of amendment filed as part of our restated articles of incorporation. In this “Description of Preferred Stock” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

The description of most of the financial and other specific terms of each class or series of preferred stock will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described in this prospectus. As you read this section, please remember that the specific terms of each class or series of preferred stock as described in the prospectus supplement applicable to the particular series of preferred stock will supplement and may modify or replace the general terms described in this section. If there are differences between the prospectus supplement applicable to the particular class or series of preferred stock and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to each series of preferred stock.

Our Authorized Preferred Stock

Under our amended and restated articles of incorporation our board of directors is authorized, without further action by our shareholders, to:

•	establish from the 15,000,000 shares of preferred stock authorized by our amended and restated articles of incorporation one or more classes or series;

•	designate each such class or series; and

•	fix the relative rights and preferences of each such class or series and to issue such shares.

Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares of preferred stock may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines. Our board of directors will fix the terms of the class or series of preferred stock it designates by resolution adopted before we issue any shares of the class or series of preferred stock.

The applicable prospectus supplement relating to the particular class or series of preferred stock will contain a description of the specific terms of that class or series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated or liquidated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions on which such preferred stock may be retired and redeemed;

•	any redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation and not prohibited by law.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that their holders will have paid at least the par value thereof in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive subscription rights to acquire more of our stock. Unless otherwise specified in the applicable prospectus supplement relating to a particular series of preferred stock, each class or series of preferred stock will be of equal rank in all respects (1) with each other class or series of preferred stock and (2) prior to our common stock, as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Redemption

If so specified in the applicable prospectus supplement, a class or series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each class or series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each class or series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any class or series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular class or series of preferred stock unless full dividends on any other class or series of preferred stock that ranks equally with or senior to the class or series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other class or series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other class or series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any class or series of preferred stock and other class or series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each class or series of preferred stock.

In case dividends on all shares of preferred stock for any quarterly dividend period are not paid in full, all such shares will participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

Conversion or Exchange Rights

The applicable prospectus supplement relating to any class or series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that class or series are convertible into, exercisable or exchangeable for shares of common stock, another class or series of our preferred stock, our other securities or debt or equity securities of third parties.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each class or series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each class or series of preferred stock. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any class or series and any other securities of equal rank regarding liquidation rights are not paid in full, the holders of the preferred stock of that class or series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment establishing the class or series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. This section does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus and the applicable prospectus supplement. A copy of the indenture and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indenture by reference. In this “Description of Debt Securities” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries, and references to “Notes” are to the debt securities.

The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities we are offering.

We may issue as many distinct series of debt securities under the indenture as we wish without limitation as to aggregate principal amount under the terms of the indenture. The indenture does not limit our ability to incur additional indebtedness. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences with the material terms summarized in this prospectus.

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt. The senior debt securities will be issued under the indenture. The indenture has been qualified under the Trust Indenture Act. The indenture is an exhibit to the registration statement of which this prospectus is a part.

The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the indenture. The subordinated debt securities will be issued under the indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

“Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations, however, on the extent to which the trustee acts on your behalf as described below under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs;” and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, registering the transfer of your debt securities to a new holder and sending you notices.

We may issue the debt securities as original issue discount debt securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount debt securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. See “—Interest and Interest Rates—Original Issue Discount Notes” below. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail below and in the prospectus supplement relating to any such debt securities. See “—Indexed Notes” and “Special Provisions Relating to Foreign Currency Debt Securities” below. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe, to the extent applicable, the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities and if subordinated debt securities, the related subordination terms;

•	any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the Person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates per annum, which may be fixed or variable, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at our option or the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $2,000 and any integral multiple of $1,000 thereafter, the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	any addition or change to the restrictive covenants applicable to such series of debt securities;

•	if the debt securities will not be subject to defeasance as described under “—Defeasance” or otherwise;
•	any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;”

•	if the series of debt securities will be initially issuable only in the form of a global security, as described under “Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee;

•	if the series of debt securities will be guaranteed and the applicable guarantor;

•	the location where the security register will be maintained and the location of the paying agent;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other terms, additional covenants, or special features of the series of debt securities.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 thereafter.

A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice sent at least 30 but not more than 60 days before the date fixed for redemption.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

Each interest payment on a debt security will include interest accrued from, and including, the issue date or the last Interest Payment Date (as defined below), as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date (as defined below), as the case may be.

Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures. Notwithstanding the foregoing, if debt securities are held in the form of global securities, all payments will be made in accordance with the applicable procedures of the depositary.

Fixed Rate Notes

The prospectus supplement or term sheet for debt securities with a fixed interest rate (“Fixed Rate Notes”) will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a “Regular Record Date” will be the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

Original Issue Discount Notes

We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Redemption.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:

•	the CD Rate;

•	the Commercial Paper Rate;

•	LIBOR;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the CMT Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to debt securities denominated in a currency other than the U.S. dollar, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency; provided, further, that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day. For debt securities denominated in euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) System is operating, which we will refer to as a “TARGET Business Day.” “London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to the date (each, an “Interest Determination Date”) on which the applicable interest rate for one or more classes of Floating Rate Notes will be determined for the next succeeding interest period will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.

Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:

•	for Notes with interest that resets daily, each Business Day;

•	for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

•	for Notes with interest that resets monthly, the third Wednesday of each month;

•	for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

•	for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet describes the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined. The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest. Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:

•	for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Notes with interest payable quarterly, on the third Wednesday of March, June, September and December of each year;

•	for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

•	for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

•	at maturity, redemption or repayment.

Unless otherwise specified in the applicable prospectus supplement, interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding

Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above (after consultation with us).

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial.”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above (after consultation with us).

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D × 360	×	100
360 – (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

LIBOR Notes. The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such prospectus supplement or term sheet as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

The following procedure will be followed if LIBOR cannot be determined as described above:

•

The calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by us to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by us for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by us are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•	EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by us: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by us: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•	If fewer than three banks selected by us are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:

•	If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest

Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•	The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•	If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•	The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•

If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate

Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

•	The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent or its affiliates, in the City of New York selected by the calculation agent (after consultation with us).

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such prospectus supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield	=	D × N	×	100
360 – (D × M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is as follows:

•	If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.

•	If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

•

If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet as may then be published by either the Federal

Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

•	If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

•	If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•

If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•	If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•	If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•	If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

Certain Covenants

General

The indenture contains certain covenants for the benefit of the holders of our debt securities, including, among other things, a covenant to maintain our corporate existence. In addition, the indenture contains the covenants described in the two succeeding subsections, which may not apply to any series of subordinated debt securities issued under the indenture. Capitalized terms used in the following summary have the meanings specified in the indenture, unless otherwise defined below.

Limitation on Liens and Other Encumbrances

We have agreed that neither we nor any Restricted Subsidiary (as defined below) will incur, issue, assume or guarantee any Indebtedness secured by any Lien (as defined below) upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary without securing the debt securities equally and ratably with all other Indebtedness secured by the Lien. This covenant has exceptions, which permit:

(1)	Liens existing on the date of the indenture;

(2)	Liens existing on any Principal Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary;

(3)	Liens existing on any Principal Property at the time of its acquisition by us or a Restricted Subsidiary, which Lien was not incurred in anticipation of such acquisition and was outstanding prior to such acquisition;

(4)	Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition of any Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Indebtedness which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property;

(5)	Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Indebtedness which is in excess of that cost and for the payment of which recourse may be had only against the Principal Property;

(6)	Liens in favor of us or any of our Restricted Subsidiaries;

(7)	Liens in favor of the United States or any state or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(8)	Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or federal, state or municipal government Liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(9)	Pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which we or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(10)	Liens in connection with legal proceedings being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against us or any Restricted Subsidiary, which judgments or awards are being appealed, and Liens incurred for the purpose of obtaining a stay order or discharge during a legal proceeding to which we or any Restricted Subsidiary is a party;

(11)	Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(12)	Liens consisting of easements, rights of way and restrictions on the use of real property, and defects in title, which do not (a) interfere materially with the use of the property covered thereby in the ordinary course of our or any Restricted Subsidiary’s business or (b) materially detract from the property’s value in our opinion; and

(13)	Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (2) through (12) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced, plus improvements on the property.

Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may issue, assume or guarantee Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions if at the time of incurrence (the “Incurrence Time”), the amount equal to the sum of:

•	the aggregate amount of the Indebtedness, plus

•	all of our other Indebtedness and the Indebtedness of our Restricted Subsidiaries secured by a Lien that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the foregoing restrictions), plus

•	the aggregate Attributable Debt (as defined below) determined as of the Incurrence Time of Sale and Leaseback Transactions (as defined below), other than Sale and Leaseback Transactions permitted as described under “—Restrictions on Sale and Leaseback Transactions” below entered into after the date of the indenture and in existence at the Incurrence Time, less

•	the aggregate amount of proceeds of such Sale and Leaseback Transactions that have been applied as described under “—Restrictions on Sale and Leaseback Transactions” below,

does not exceed 15% of our Consolidated Net Tangible Assets (as defined below).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value of the obligation of the lessee thereunder for net rental payments during the remaining term of such lease, including any extensions. The present value of the obligation of the lessee is discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by us. Net rental payments exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by the lessee, subject to monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting the following:

(a)	applicable reserves and other properly deductible items;

(b)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c)	all current liabilities, as reflected in our latest consolidated balance sheet contained in our most recent annual report on Form 10-K or quarterly report on Form 10-Q filed pursuant to the Exchange Act prior to the time as of which “Consolidated Net Tangible Assets” will be determined.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a)	the principal and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)	the principal and premium (if any) in respect of all obligations of such Person in the form of or evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with its acquisition of property, assets or businesses;

(c)	capitalized lease obligations of such Person;

(d)	all obligations of such Person under letters of credit, bankers’ acceptances or similar facilities issued for its account;

(e)	all obligations of such Person issued or assumed in the form of a deferred purchase price of property or services, including master lease transactions pursuant to which such Person or its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(f)	all payment obligations of such Person under swaps and other hedging arrangements;

(g)	all obligations of such Person pursuant to its guarantee or assumption of certain of another entity’s obligations and all dividend obligations guaranteed or assumed by such Person;

(h)	all obligations to satisfy the expenses and fees of the trustee under the indenture;

(i)	all obligations pursuant to all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by such Person of certain of the obligations described above; and

(j)	guarantees of any of the foregoing,

provided, however, that Indebtedness shall not include any indebtedness of a subsidiary to the Company or another subsidiary.

“Lien” means any mortgage, lien, pledge, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), security interest or other encumbrance.

“Principal Property” means all real and tangible personal property owned or leased by the Company or any Restricted Subsidiary constituting a part of any manufacturing or processing plant or warehouse located within the United States, exclusive of (1) motor vehicles and other rolling stock, (2) office furnishings and equipment, and information and electronic data processing equipment, (3) any property financed through the issuance of tax-exempt industrial development bonds, (4) any real property held for development or sale, or (5) any property which in the opinion of our board of directors as evidenced by a resolution of the board of directors is not of material importance to the total business conducted by Albemarle and its Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any of our subsidiaries (a) substantially all of whose property is located within the United States and (b) which owns a Principal Property or in which our investment exceeds 1% of the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available.

“Sale and Leaseback Transaction” means any arrangement involving any bank, insurance company, or other lender or investor (in each case that is not the Company or an affiliate of the Company) or to which any such lender or investor is a party that provides for the lease by us or one of our Restricted Subsidiaries for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by us or any Restricted Subsidiary to the lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of the Principal Property.

Restrictions on Sale and Leaseback Transactions

We have agreed not to, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1)	we or the Restricted Subsidiary would, at the time of entering into the arrangement, be entitled, without equally and ratably securing the debt securities of each series then outstanding, to incur, issue, assume or guarantee Indebtedness secured by a lien on the property, under the provisions described in clauses (2) through (13) under the caption “—Limitation on Liens and Other Encumbrances” above; or

(2)	we, within 180 days after the sale or transfer, apply to the retirement of our Funded Debt an amount equal to the greater of:

(a)	the net proceeds of the sale of the Principal Property sold and leased back in connection with the arrangement; or

(b)	the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement.

Notwithstanding the foregoing, we and our Restricted Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction that would otherwise be prohibited as set forth above, if either:

(1)	such transaction involves the transfer of property to a governmental body, authority or corporation, such as a development authority, and is entered into primarily for the purpose of obtaining economic incentives and does not involve a third-party lender or investor; or

(2)	at the time of and giving effect to the transaction, the amount equal to the sum of:

•	the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at the time that could not have been entered into except in reliance on this paragraph, plus

•	the aggregate amount of outstanding Indebtedness secured by Liens in reliance on the second paragraph of “—Limitation on Liens and Other Encumbrances”

does not at the time exceed 15% of our Consolidated Net Tangible Assets.

“Funded Debt” means: (a) all Indebtedness maturing one year or more from the date of its creation, (b) all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of its creation, and (c) all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

Except for the limitations on Liens and other encumbrances and Sale and Leaseback Transactions described above, each of which may not apply to subordinated debt securities, and except as otherwise provided in a prospectus supplement, the indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving the Company.

Consolidation, Merger and Sale of Assets

We are generally permitted to consolidate or merge with another company. We are also permitted to sell or lease all or substantially all of our properties and assets to another company. However, we may not take any of these actions unless:

•	where we merge out of existence or sell or lease all or substantially all our assets, the other company must be a corporation organized and validly existing under the laws of a state of the United States or the District of Columbia or under federal law, and it must expressly assume all our obligations under the indenture and the debt securities;

•	immediately after giving effect to the merger, sale of assets or other transaction, no default or event of default exists;

•	if, as a result of such consolidation or merger, or such sale or lease of assets, our or any Restricted Subsidiary’s properties or assets would become subject to a Lien, then we and such Restricted Subsidiary must comply with the covenants in the indenture regarding Liens described above in “—Certain Covenants—Limitation on Liens and Other Encumbrances”; and

•	certain other conditions are satisfied.

For the purposes of this provision, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The indenture’s provisions regarding our consolidation, merger and sale or lease of assets, as described above, include a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our properties and assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the foregoing provisions in the case of a sale of such assets or properties may be uncertain.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:

•	change the payment date of the principal or any installment of principal or interest on a debt security;

•	reduce any other amounts due on a debt security;

•	reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to institute suit to enforce any payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into other securities;

•	amend the subordination provisions of any series of subordinated debt securities or add subordination provisions to any series of senior debt securities;

•	reduce the percentage in aggregate principal amount of debt securities of any series whose consent is needed to modify or amend the indenture or any supplement thereto;

•	reduce the percentage in principal amount of debt securities whose consent is needed to waive our compliance with certain provisions of the indenture or any supplement thereto or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture or any supplement thereto, except to increase any applicable percentage of holders of debt securities required for modification or provide that provisions may not be modified except with the consent of each affected holder.

Changes Requiring a Majority Vote. The second type of change to the indenture or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders of a majority of the outstanding debt securities affected by the change. Most other changes fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, waivers and changes not requiring any approval.

We would need a vote by holders of senior debt securities owning a majority of the principal amount of all series affected by the waiver, to obtain a waiver of certain of the restrictive covenants, including the covenants described above under “—Certain Covenants—Limitation on Liens and Other Encumbrances” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions.” We also need holders of senior debt securities or subordinated debt securities owning a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in a prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of a specified date.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “Defeasance—Legal Defeasance.” Debt securities owned by us or any of our affiliates will also not be considered outstanding or eligible to vote.

If we determine to set a record date, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by Persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.

Indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Satisfaction and Discharge

The following discussion of satisfaction and discharge provisions will be applicable to your series of debt securities unless the applicable prospectus supplement states that they will not apply to that series.

We can satisfy our obligations under our outstanding debt securities of any series and the indenture will cease to be of further effect (with limited exceptions) if we put in place the following arrangements for you to be repaid:

•	either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) for any debt securities of that series that have not been delivered to the trustee for cancellation, they have become due and payable, or they will become due and payable within one year, or they will be called for redemption within one year under arrangements satisfactory to the trustee, and in the case of (b), we have deposited, or caused to be deposited, in trust with the trustee for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we have paid or cause to be paid all other amounts payable by us under the indenture relating to that series of debt securities;

•	no default or event of default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

•	we have deposited irrevocable instructions to the trustee to apply the deposited money toward the payment of that series of debt securities on their due date; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent for the satisfaction and discharge of the indenture with respect to that series of debt securities have been complied with.

Defeasance

The following discussion of legal defeasance and covenant defeasance provisions will be applicable to your series of debt securities unless the applicable prospectus supplement states that they will not apply to that series.

Legal Defeasance

If there is a change in federal income tax law, as described below, we can legally release ourselves from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called legal defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel that is based on and confirms the tax law change described below;

•

no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “Default and

Related Matters—Events of Default—What Is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	we must comply with certain other conditions; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions applicable to such subordinated debt securities, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

There must be a change in current federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption.

In the event of legal defeasance, you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. In addition, in the case of subordinated debt securities, the relevant subordination provisions would not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption;

•

no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit)

or, with respect to an event of default described in the seventh bullet point under “Default and Related Matters—Events of Default—What Is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•	we must comply with certain other conditions;

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions applicable to such subordinated debt securities, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•	our covenants previously described under “—Certain Covenants—Limitation on Liens and Other Encumbrances” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions;”

•	the condition regarding the treatment of Liens when we merge or engage in similar transactions as described under “—Certain Covenants—Consolidation, Merger and Sale of Assets;”

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;” and

•	any other covenants applicable to the series of debt securities and described in the prospectus supplement.

In addition, in the case of subordinated debt securities, the relevant subordination provisions would not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to any series of debt securities, any of the following:

•	we do not pay the principal of or any premium on a debt security of that series on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, within 30 days of its due date, if we agree to maintain any such sinking fund;

•	we fail to perform or remain in breach of any covenant contained in the indenture for the benefit of the debt securities of that series or any other term of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;

•	default in the payment of principal when due or an acceleration of Indebtedness of us, or, if guarantees are issued, the guarantor, or any Significant Subsidiary, for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities of that series; provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

•	we or any Significant Subsidiary files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

“Significant Subsidiary” means any of our subsidiaries that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

Remedies if an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the indenture will be subject to the restrictions on the subordinated debt securities described in the applicable prospectus supplement. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount debt securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If, however, we or any Significant Subsidiary files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of the affected series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities of the affected series. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture and certain other conditions are met. See “—Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount debt securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection satisfactory to the trustee from expenses and liability, called an indemnity. If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. The trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders to do so.

No holder of any debt securities may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of the relevant series then outstanding have made a written request to the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered to the trustee indemnity satisfactory to it;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default or event of default and its status.

Notices

We and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.

Governing Law

The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Legal Ownership

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series issued in the form of global securities will be deposited with The Depository Trust Company (“DTC”), which will act as depositary for the global securities.

Any Person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	because the debt securities will trade in DTC’s Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

Special Situations When a Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”

The special situations when a global security may be exchanged for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;

•	when we notify the trustee that we wish to exchange physical certificates for the global security, provided that we understand that under current industry practices, DTC would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, are only to Persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, we do not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will not be recognized by us as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DESCRIPTION OF GUARANTEES

This section summarizes some of the terms of the guarantees by Albemarle Corporation, Albemarle Holdings Corporation, Albemarle Holdings II Corporation and/or any relevant Subsidiary Guarantor (each a “Guarantor”). Most of the financial terms and other specific material terms of any guarantees that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific guarantees may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

Each guarantee by Albemarle Corporation, Albemarle Holdings Corporation, Albemarle Holdings II Corporation and/or any Subsidiary Guarantors may:

•	be senior obligations of the relevant Guarantor in the case of senior debt securities;

•	rank equally (or pari passu) with all other existing and future unsubordinated indebtedness of the relevant Guarantor, respectively in the case of senior debt securities; and

•	with respect to any series of debt securities that is designated as subordinated, be junior and subordinated to any guarantee of any senior indebtedness on the same basis as such debt securities are junior and subordinated to any senior indebtedness.

The obligations of each Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Not all of Albemarle Corporation’s subsidiaries will guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay holders of their debts and their trade creditors before they will be able to distribute any of their assets to Albemarle Corporation.

Each guarantee by a Guarantor may provide by its terms that it will be automatically and unconditionally released and discharged in accordance with its terms as more fully described in the applicable prospectus supplement.

DESCRIPTION OF DEBT WARRANTS

We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us (“offered debt warrants”). We will issue the debt warrants under warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “debt warrant agent”), identified in the prospectus supplement or term sheet. In this “Description of Debt Warrants” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We will file the form of debt warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement.

General

You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:

•	The title and aggregate number of the debt warrants.

•	The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

•	The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

•	The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

•	Any optional redemption terms.

•	Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

•	Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

•	The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

•	Any other material terms of the debt warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Debt Warrants

Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates.

Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

Modifications

There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the debt warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.

Changes Requiring a Majority Vote. Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Debt Securities

Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF COMMON WARRANTS

We may issue (either separately or together with other offered securities) common warrants. We will issue the common warrants under warrant agreements (each, a “common warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “common warrant agent”), identified in the prospectus supplement or term sheet. In this “Description of Common Warrants” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement.

General

You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:

•	The title and aggregate number of the common warrants.

•	The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

•	The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

•	Any optional redemption terms.

•	The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

•	Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

•	The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

•	Any other terms of the common warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Certificates representing common warrants will be exchangeable for new common warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Common Warrants

Each offered common warrant will entitle the holder thereof to purchase the number of shares of common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.

Common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

If fewer than all of the common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.

Modifications

There are three types of changes we can make to a common warrant agreement and the common warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the common warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.

Changes Requiring a Majority Vote. Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.

Common Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.

No Rights as Shareholders

Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our shareholders in respect of any meeting of shareholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our shareholders.

DESCRIPTION OF UNITS

Albemarle Corporation may issue units that will represent an interest in one or more debt securities, preferred stock, common stock, debt warrants, common warrants as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture. Albemarle Corporation will set forth in the applicable prospectus supplement a description of any units issued by it that may be offered pursuant to this prospectus.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DEBT SECURITIES

General

Unless otherwise indicated in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on the debt securities will be made in U.S. dollars and payment of the purchase price of the debt securities must be made in immediately available funds. If any of the debt securities (“Foreign Currency Debt Securities”) are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth elsewhere in this prospectus. In this “Special Provisions Relating to Foreign Currency Debt Securities” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.

A prospectus supplement or term sheet with respect to any Foreign Currency Debt Security (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement or term sheet. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer Foreign Currency Debt Securities denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Debt Securities in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Debt Securities, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Debt Securities to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Debt Securities. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Debt Securities.

Information about the specified currency in which a particular Foreign Currency Debt Security is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.

Payment of Principal and Interest

The principal of, premium, if any, and interest on Foreign Currency Debt Securities are payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Debt Securities will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

Any U.S. dollar amount to be received by a holder of a Foreign Currency Debt Security will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Debt Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Debt Security by deductions from such payments.

Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Debt Securities may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Debt Securities in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Debt Security may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Debt Securities whose debt securities are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Description of Debt Securities—Legal Ownership.”

Principal and interest on Foreign Currency Debt Securities paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus supplement or term sheet and this prospectus with respect to debt securities denominated in U.S. dollars. Interest on Foreign Currency Debt Securities paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Debt Securities, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Debt Security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a Foreign Currency Debt Security due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Debt Securities by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the Debt Securities.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Debt Securities.

AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES. SUCH DEBT SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters or dealers;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

In connection with the distribution of the offered securities or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell offered securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our offered securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York, and/or Troutman Sanders LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Albemarle Corporation’s Current Report on Form 8-K dated August 7, 2014 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Albemarle Corporation for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Rockwood Holdings Inc. and Subsidiaries, as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011, incorporated in this prospectus by reference from Albemarle Corporation’s Current Report on Form 8-K/A dated October 1, 2014, and the effectiveness of Rockwood Holdings Inc. and Subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

$            % Senior Notes due 2019

$            % Senior Notes due 2024

$            % Senior Notes due 2044

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

            , 2014